Exhibit 4.1

HOMEFED CORPORATION
as Company

THE GUARANTORS NAMED HEREIN

as Guarantors

and

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee

6.50% Senior Notes due 2019

INDENTURE

Dated as of September 28, 2017

1 ToC to be updated

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Table of Contents
(continued)

Table of Contents
(continued)

Schedule A
Schedule B

Appendix A	-	Provisions Relating to Original Notes and Additional Notes
Appendix B	-	EB-5 Financing
EXHIBIT INDEX
Exhibit A	-	Form of Note
Exhibit B	-	Form of Transferee Letter of Representation
Exhibit C	-	Form of Supplemental Indenture

INDENTURE dated as of September 28, 2017, among HomeFed Corporation, a Delaware corporation (the “Company”), the Guarantors (as herein defined), and Wilmington Trust, National Association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) $75,000,000 aggregate principal amount of the Company’s 6.50% Senior Notes due 2019 issued on the date hereof (the “Original Notes”) and (b) any Additional Notes (as defined herein) that may be issued after the date hereof in the form of Exhibit A (all such securities in clauses (a) and (b) being referred to collectively as the “Notes”).  The Original Notes and any Additional Notes (as defined herein) shall constitute a single series hereunder, although they shall bear a different CUSIP number if they are not fungible with the Original Notes for U.S. federal income tax purposes.  Subject to the conditions and compliance with the covenants set forth herein, the Company may issue an unlimited aggregate principal amount of Additional Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01  Definitions

“Acquired Indebtedness” means, with respect to any specified Person:

(1)            Indebtedness of any other Person existing at the time such other Person is consolidated, merged or amalgamated with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging or amalgamating with or into, or becoming a Subsidiary of, such specified Person, and

(2)            Indebtedness secured by a Lien encumbering any asset acquired by such specified Person; provided, that any Indebtedness of such Person that is extinguished, redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction pursuant to which such other Person becomes a Subsidiary of the specified Person will not be Acquired Indebtedness.

“Additional Notes” means additional Notes (other than the Original Notes) issued from time to time under the terms of this Indenture subsequent to the Issue Date.

“Additional Property Asset Sale” means an Asset Sale, the property or assets of which consist of any of the following:

(1)	Otay Properties;

(2)	San Elijo Properties;

(3)	Ashville Park Properties;

(4)	Panama City Properties; or

(5)	Residential Myrtle Beach Properties.

“Administrative Services Agreement” means the Administrative Services Agreement, dated as of March 1, 2000, as amended from time to time, among Leucadia Financial Corporation, the Company and HomeFed Resources Corporation.

 “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Ashville Park Properties” means the 450 acre master planned community located in Virginia Beach, Virginia, including all real estate properties, developments, interests, operations, personal property and other assets of the Company and its Subsidiaries located therein.

“Asset Sale” means:

(1)            the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Company or any of its Subsidiaries (each referred to in this definition as a “disposition”); or

(2)            the issuance or sale of Equity Interests of any Subsidiary of the Company whether in a single transaction or a series of related transactions (other than Preferred Stock of Subsidiaries issued in compliance with Section 4.03 and directors’ qualifying shares and shares issued to foreign nationals as required under applicable law);

in each case, including a Fundamental Property Asset Sale and an Additional Property Asset Sale, and in each case, other than:

(a)          any disposition of (i) Cash Equivalents (or other financial assets that were Cash Equivalents when the original Investment was made) or Investment Grade Securities, (ii) surplus, obsolete, used, damaged or worn out property or equipment in the Company’s ordinary course of business (whether now owned or hereafter acquired) or any disposition or consignment of equipment, inventory or goods (or other assets) held for sale, (iii) property no longer used or useful in the conduct of business of the Company and its Subsidiaries and (iv) property or equipment that is otherwise economically impracticable to maintain;

(b)          the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;

(c)          the making of any payment or Investment that is permitted to be made, and is made, under Section 4.04 or the making of any Permitted Investment;

(d)          any disposition of assets of the Company or any of its Subsidiaries or issuance or sale of Equity Interests of any of its Subsidiaries (in either case, other than a disposition or sale that would constitute a Fundamental Property Asset Sale) in any transaction or series of transactions with an aggregate fair market value not to exceed $5.0 million and in the case of a Fundamental Property Asset Sale, with an aggregate fair market value not to exceed $2.5 million;

(e)          any disposition of property or assets or issuance of securities by a Subsidiary of the Company to the Company or by the Company or a Subsidiary of the Company to another Subsidiary of the Company;

(f)           to the extent necessary to qualify under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g)          (i) the sale, lease, assignment, sublease, license or sublicense of any real or personal property in the Company’s ordinary course of business and (ii) the termination of leases in the Company’s ordinary course of business;

(h)          any disposition arising from foreclosure, casualty, condemnation or any similar action or transfers by reason of eminent domain with respect to any property or other asset of the Company or any of its Subsidiaries or exercise of termination rights under any lease, sublease, license, sublicense, concession or other agreement;

(i)           dispositions in connection with the granting of a Lien that is permitted under Section 4.12;

(j)           the issuance by a Subsidiary of the Company of Preferred Stock or Disqualified Stock that is permitted under Section 4.03;

(k)          any financing transaction with respect to property built or acquired by the Company or any of its Subsidiaries after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations, permitted by this Indenture;

(l)           any grant in the Company’s ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property, including, but not limited to, grants of franchises or licenses, franchise or license master agreements and/or area development agreements;

(m)         dispositions of receivables in connection with the compromise, settlement or collection thereof in the Company’s ordinary course of business or in bankruptcy or similar proceedings;

(n)          the sale, discount or forgiveness of accounts receivable or notes receivable in the Company’s ordinary course of business or in connection with the collection or compromise thereof or the conversion of accounts receivable to notes receivable;

(o)          the abandonment of intellectual property rights in the Company’s ordinary course of business which in the reasonable good faith determination of the Company are uneconomical or not material to the conduct of the business of the Company and its Subsidiaries taken as a whole;

(p)          termination of non-speculative Hedging Obligations;

(q)          any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind in the Company’s ordinary course of business;

(r)           sales, transfers and other dispositions of Investments in joint ventures or any Subsidiary that is not a Wholly-Owned Subsidiary to the extent required by, or made pursuant to, buy/sell arrangements between the joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements;

(s)          dispositions of real property and related assets in the Company’s ordinary course of business in connection with relocation activities for directors, officers, employees, members of management or consultants of the Company or any Subsidiary not to exceed $4.0 million in the aggregate; and

(t)           dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under any open source license), which (i) do not materially interfere with the business of the Company and its Subsidiaries, taken as a whole, or (ii) relate to closed facilities or the discontinuation of any product line.

 “Bank Products” means any services or facilities on account of credit or debit cards, purchase cards, stored value cards or merchant services constituting a line of credit.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for relief of debtors.

“Brooklyn Renaissance Properties” means all real estate properties, developments, interests, operations, personal property and other assets of the Company and its Subsidiaries located in Brooklyn, New York, commonly referred to as Brooklyn Renaissance Plaza, that are owned or acquired on or after the Issue Date.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1)           in the case of a corporation, shares in the capital of such corporation;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3)           in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Cash Equivalents” means:

(1)           U.S. Dollars;

(2)           pounds sterling, euro, or any national currency of any participating member state of the economic and monetary union as contemplated in the Treaty on European Union;

(3)           securities issued or directly and unconditionally guaranteed or insured as to interest and principal by the U.S. government or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the U.S., in each case maturing within one year after such date and, in each case, repurchase agreements and reverse repurchase agreements relating thereto;

(4)           deposits, money market deposits, time deposit accounts, certificates of deposit or bankers’ acceptances (or similar instruments) maturing within one year after such date, in each case with any bank or trust company organized under, or authorized to operate as a bank or trust company under, the laws of the U.S., any state thereof or the District of Columbia and that has capital and surplus of not less than $100,000,000 and, in each case, repurchase agreements and reverse repurchase agreements relating thereto;

(5)           commercial paper maturing within 24 months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(6)           marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within 24 months after the date of creation thereof and in a currency permitted under clause (1) or (2) above;

(7)           readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency) with maturities of 24 months or less from the date of acquisition;

(8)           Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) with maturities of 24 months or less from the date of acquisition and in each case in a currency permitted under clause (1) or (2) above;

(9)           Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s and in each case in a currency permitted under clause (1) or (2) above;

(10)          institutional money market funds registered under the Investment Company Act of 1940;

(11)          investments equivalent to those referred to in clauses (3) through (10) above denominated in foreign currencies customarily used by persons for cash management purposes in any jurisdiction outside the United States; and

(12)          investment funds (including shares of any money market mutual fund) investing at least 90% of their assets in securities of the types described in clauses (1) through (11) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

 “Cash Management Services” means any of the following to the extent not constituting a line of credit: treasury and/or cash management services, including, without limitation, other netting services, overdraft protections, automated clearing-house arrangements, employee credit card programs, controlled disbursement services, ACH transactions, return items, interstate depository network services, foreign exchange facilities, deposit and other accounts and merchant services.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1)           the sale, lease or transfer, in one or a series of related transactions (other than by way of merger or consolidation), of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more Permitted Holders;

(2)           the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than one or more Permitted Holders) or (B) Persons (other than one or more Permitted Holders) that are together (i) a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), or (ii) acting, for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), as a group, in a single transaction or in a related series of transactions, or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Company; or

(3)           one or more of the Permitted Holders acquires more than 79.9% of the voting power of the Voting Stock of the Company.

 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent.

(1)           to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2)           to advance or supply funds:

(a)          for the purchase or payment of any such primary obligation; or

(b)          to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)           to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business related to this Indenture shall be principally administered, which office at the date of the execution of this instrument is located at 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402, Attention: HomeFed Corporation Administrator, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Company or a Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption, repurchase of, or collection or payment on, such Designated Non-cash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any current or former employee or to any plan for the benefit of employees, directors, officers, members of management or consultants of the Company or its Subsidiaries or by any such plan to such employees, directors, officers, members or management or consultants, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s or consultant’s termination, death or disability.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Company after the Issue Date from:

(1)           contributions to its common equity capital, and

(2)           the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Capital Stock (other than Disqualified Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate on or promptly after the date such capital contributions are made or the date such Equity Interests are sold, as the case may be.

“Excluded Subsidiary” means (1) any Subsidiary that is not a Wholly-Owned Subsidiary, (2) any Subsidiary that is prohibited by law, regulation or contractual obligations from providing a guarantee under this Indenture or that would require a governmental (including regulatory) consent, approval, license or authorization to provide such guarantee; (3) any not-for-profit Subsidiary; and (4) any captive insurance Subsidiary; (5) any special purpose entities used for securitization facilities.

“Existing Credit Facilities” means (1) the $3.0 million promissory note and supplement to the master loan agreement, dated as of March 4, 2015, between Rampage Vineyard, LLC and Farm Credit West, PCA, as lender and (2) the $15.0 million revolving line of credit promissory note and loan agreement, dated April 7, 2015, between Rampage Vineyard, LLC and Farm Credit West, PCA, as lender (together, the “Rampage Revolving Facility”) and (3) the $1.25 million line of credit pursuant to the Irrevocable Standby Letter of Credit between the Company and California Bank & Trust Company and The Bank of Nova Scotia, as lenders.

“Fundamental Property Asset Sale” means an Asset Sale, the property or assets of which consist of any of the following:

(1)           Brooklyn Renaissance Properties;

(2)           Non-residential Myrtle Beach Properties;

(3)           Rampage Properties;

(4)           Maine Properties; or

(5)           greater than 50% of the Company’s direct or indirect ownership interest as of the Issue Date in any of clauses (1) through (5) of the definition of Additional Property Asset Sale; provided, that after an Asset Sale subject to this clause (5) that triggers an obligation by the Company to make an Asset Sale Offer in accordance with Section 4.06(b), all future Asset Sales relating to the same clause of the definition of Additional Property Asset Sale shall thereafter be deemed a Fundamental Property Asset Sale instead of an Additional Property Asset Sale.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date, except for any reports required to be delivered under Section 4.02, which shall be prepared in accordance with GAAP in effect on the date thereof.

“Government Securities” means securities that are:

(1)           direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)           obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank), in each case whether associated with a state or locality of the U.S., the U.S., or a foreign government.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the Company’s ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Company’s Obligations under this Indenture and the Notes pursuant to Article 10.

“Guarantor” means each Person that Guarantees the Notes in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered in the Note Register.

Immaterial Subsidiary” means, as of any date, any Subsidiary whose total assets, as of that date, are less than $10,000; provided that a Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Company or any Guarantor.

“Indebtedness” means, with respect to any Person, without duplication:

(1)           any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a)          in respect of borrowed money;

(b)          evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c)          representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation, in each case accrued in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid after becoming due and payable and (iii) any such obligations under ERISA or liabilities associated with customer prepayments; or

(d)          representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit (other than commercial letters of credit) and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)           to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3)           to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided, however, that the amount of such Indebtedness will be the lesser of (i) the fair market value of such asset at such date of determination, and (ii) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and (2) deferred or prepaid revenues.

Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an incurrence of Indebtedness under this Indenture.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant, in each case of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, in either case, an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)           securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)           securities or instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;

(3)           investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4)           corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers, directors, distributors, consultants and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes thereto) of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.  The amount of any Investment shall be deemed to be the amount actually invested, without adjustment for subsequent increases or decreases in value or any write-downs or write-offs, but giving effect to any repayments thereof in the form of loans and any return on capital or return on Investment in the case of equity Investments (whether as a distribution, dividend, redemption or sale but not in excess of the amount of such Investment).

“Issue Date” means September 28, 2017.

“Legal Holiday” means a Saturday, a Sunday or any other day on which commercial banking institutions are not required by law, regulation or executive order to be open in the State of New York or in the State at the place of payment.  If a payment date at a place of payment is on a Legal Holiday, payment shall be made at that place on the next succeeding Business Day, and no interest shall accrue on such payment for the intervening period.

“Leucadia” means Leucadia National Corporation and its Affiliates.

 “Lien” means, with respect to any asset, any mortgage, lien, deed of trust, hypothecation, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Maine Properties” means means all real estate properties, developments, interests, operations, personal property and other assets of the Company and its Subsidiaries located in and around Rockport, Maine, commonly referred to as “Maine Projects.”

“Makewhole Premium” means at any date upon which such Makewhole Premium is required to be paid pursuant to Section 6.02 of this Indenture (the “Makewhole Payment Date”), the greater of (i) 1.0% of the principal amount of such Note and (ii) the present value of 100% of the principal amount of such Note plus all required remaining scheduled interest payments due on such Note from the Makewhole Payment Date through April 1, 2018, computed using a discount rate equal to the Treasury Rate plus 50 basis points, as calculated by the Company or on behalf of the Company by such Person over (b) the principal amount of such Notes on such Makewhole Payment Date, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee.

“Management Investors” means the officers, directors, employees and other members of the management of the Company and/or any Subsidiary.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale, including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness (other than Subordinated Indebtedness) secured by a Lien on the assets disposed of required (other than required by Section 4.06(b)(i)) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company or any of its Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any of its Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

 “New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-residential Myrtle Beach Properties” means all existing vertical real estate properties (retail, office, and apartments) interests, operations, personal property and other assets of the Company and its Subsidiaries located in and around Myrtle Beach, South Carolina that are not considered as included in Residential Myrtle Beach Properties.

 “Notes” has the meaning given to such term in the Preamble to this Indenture.

“Note Register” means the register of Notes, maintained by the Registrar, pursuant to Section 2.04 hereof.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnification, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

“Officer’s Certificate” means a certificate signed by an Officer of the Company, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company.

 “Otay Properties” means all real estate properties, developments, interests, operations, personal property and other assets of the Company and its Subsidiaries located in the Otay Ranch area of San Diego County, California.

 “Panama City Properties” means the 700 acre mixed use master planned community located in Panama City, Florida, including all real estate properties, developments, interests, operations, personal property and other assets of the Company and its Subsidiaries located therein.

 “Paying Agent” means an office or agency maintained by the Company pursuant to the terms of this Indenture, where Notes may be presented for payment.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between the Company or any of its Subsidiaries and another Person; provided that any Cash Equivalents received must be applied in accordance with Section 4.06; provided, further that transactions related to a Fundamental Property Asset Sale shall not constitute a Permitted Asset Swap.

“Permitted Holders” means each of (i) Leucadia, (ii) the Management Investors and (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, Leucadia and Management Investors, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company.  Any person or group whose acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of Section 4.08 (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with Section 4.08) shall thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1)           any Investment in the Company or any of its Subsidiaries;

(2)           any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3)           any Investment by the Company or any of its Subsidiaries in a Person (including in the Equity Interests of such Person) if as a result of such Investment (a) such Person becomes a Subsidiary of the Company or (b) such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or one of its Subsidiaries, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4)           any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 4.06(a) or any other disposition of assets not constituting an Asset Sale;

(5)           any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and any extension, modification, replacement, renewal or reinvestments of any such Investments existing or committed on the Issue Date (other than reimbursements of Investments in the Company or any Subsidiary); provided that any such existing Investments (including Investments in a joint venture) or binding commitments that exceed $1.0 million shall be treated as existing on the Issue Date for purposes of this clause (5) only if such Investments or binding commitments (A) have been disclosed in the Company’s filings with the SEC on or prior to August 10, 2017 or (B) are listed on Schedule A hereto; provided, further, that the amount of any such Investment may be increased (x) as required by the terms of such Investment or commitment as in existence on the Issue Date or (y) as otherwise permitted under this Indenture;

(6)           any Investment acquired by the Company or any of its Subsidiaries:

(a)          in exchange for any other Investment or accounts receivable held by the Company or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of, or settlement of delinquent accounts and disputes with or judgments against, the issuer of such other Investment or accounts receivable;

(b)          as a result of a foreclosure by the Company or any of its Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(c)          as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates; or

(d)          in settlement of debts created in the Company’s ordinary course of business;

(7)           Hedging Obligations permitted under clause (x) of Section 4.03(b);

(8)           any Investment in Similar Businesses or joint ventures having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed $20.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (8) is made in any Person that is not a Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (8) for so long as such Person continues to be a Subsidiary of the Company;

(9)           Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Company;

(10)         guarantees (including Guarantees) of Indebtedness permitted under Section 4.03, performance guarantees and Contingent Obligations in the ordinary course of business and the creation of liens on the assets of the Company or any of its Subsidiaries in compliance with Section 4.12, including, without limitation, any guarantee or other obligation issued or incurred under the Existing Credit Facilities and in connection with any letter of credit issued for the account of the Company or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit);

(11)         any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 4.07(b) (except transactions described in clauses (ii), (v) and (viii) thereof);

(12)         Investments consisting of or to finance development, entitlement and improvement of property, and purchases and acquisitions of inventory, supplies, materials, farming services or equipment, or any service, joint marketing, co-branding, co-distribution or other similar arrangement, however denominated, with non-affiliated Persons and that are made in the Company’s ordinary course of business and consistent with the Company’s past practice;

(13)         loans and advances to, or guarantees of Indebtedness of third party construction contractors or developers related to the Company’s ordinary course of business or consultants or independent contractors and members of management of the Company (or their respective immediate family members), or any of its Subsidiaries not to exceed an amount outstanding at any one time, in the aggregate of  $10.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) (calculated without regard to write-downs or write-offs thereof);

(14)         loans and advances to present or former officers, directors, employees, consultants, managers, members of management and independent contractors of payroll payments or other compensation and for travel, moving, entertainment and other similar expenses, drawing accounts and similar expenditures, in each case incurred in the Company’s ordinary course of business, consistent with the Company’s past practices in an amount not to exceed $3.0 million in any calendar year;

(15)         Investments consisting of licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(16)         Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the Company’s ordinary course;

(17)         Investments in any Subsidiary or any joint venture as required by, or made pursuant to, intercompany cash management arrangements, buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements or related activities arising in the Company’s ordinary course of business;

(18)         [RESERVED];

(19)         the Notes and the related Guarantees;

(20)         guarantees of leases (other than capital leases) or of other obligations not constituting Indebtedness, in each case in the Company’s ordinary course of business; and

(21)         Investments (i) constituting deposits, prepayments, guarantees and other credits to construction and development contractors or  suppliers, (ii) made in connection with obtaining, maintaining or renewing construction and development contracts and (iii) in the form of advances made to construction or development contractors, distributors, suppliers, licensors and licensees, in each case, in the Company’s ordinary course of business or, in the case of clause (iii), to the extent necessary to maintain the Company’s ordinary course of property development and residential and commercial construction by the Company or any Subsidiary of the Company.

“Permitted Liens” means, with respect to any Person:

(1)           (a) (i) pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax and other social security laws or similar legislation or regulations, health, disability or other employee benefits or property and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty, liability or other insurance to the Company and its Subsidiaries; or (b) Liens, pledges and deposits in connection with bids, tenders, contracts (other than for Indebtedness for borrowed money) or leases, statutory obligations, surety, stay, customs, bid and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, performance and completion guarantees and other obligations of a like nature (including letters of credit in lieu of any such items or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business and obligations in respect of letters of credit or bank guarantees that have been posted to support payment of the items described in this clause (1);

(2)           Liens imposed by law, such as landlord’s, banks’, carriers’, warehousemen’s, workmen’s, materialmen’s, repairmen’s, construction and mechanics’ Liens, (i) for sums not yet overdue for a period of more than 30 days, (ii) being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP or (iii) with respect to which the failure to make payment could not reasonably be expected to have a material adverse effect;

(3)           Liens for taxes, assessments or other governmental charges (i) not yet overdue for a period of more than 30 days, (ii) which are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, (iii) for property taxes on property that the Company or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property or (iv) with respect to which the failure to make payment could not reasonably be expected to have a material adverse effect;

(4)           Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice or industry practices prior to the Issue Date;

(5)           minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;

(6)           Liens securing Indebtedness permitted to be incurred pursuant to clause (i), (v), (ix) or (xviii) of Section 4.03(b); provided that (a) Liens securing Indebtedness, Disqualified Stock or Preferred Stock to be Incurred pursuant to Section 4.03(b)(v) are limited to the assets financed with such Indebtedness, Disqualified Stock or Preferred Stock and any replacements thereof, additions and accessions thereto and the proceeds and products thereof and related property, (b) Liens securing Indebtedness permitted to be incurred pursuant to clause (v) of Section 4.03(b) are solely on the property or assets being acquired for development and (c) Liens securing Indebtedness permitted to be incurred pursuant to Section 4.03(b)(i) are limited to the collateral securing the Rampage Revolving Facility;

(7)           Liens existing on the Issue Date (including Liens securing Indebtedness under the Existing Credit Facilities other than Liens incurred to secure Indebtedness under the Rampage Revolving Facility); provided that any such Liens that exceed $1.0 million may be counted as existing for purposes of this clause (7) only if such Liens (A) relate to debt included in the definition of Existing Credit Facilities (other than the Rampage Revolving Facility), (B) have been disclosed in the Company’s filings with the SEC on or prior to August 10, 2017 or (C) are listed on Schedule A hereto;

(8)           [RESERVED];

(9)           [RESERVED];

(10)         Liens securing Indebtedness or other obligations of the Company or a Subsidiary of the Company owing to the Company or another Subsidiary of the Company permitted to be incurred in accordance with Section 4.03;

(11)         Liens securing Hedging Obligations and in respect of Cash Management Services so long as the related Indebtedness is permitted to be incurred under this Indenture;

(12)         Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of documentary letters of credit or bankers’ acceptances, a bank guarantee or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)         leases, subleases, licenses or sublicenses, grants or permits (including with respect to intellectual property and software) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries and the customary rights reserved or vested in any Person by the terms of any lease, sublease, license, sublicense, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(14)         Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases or accounts in connection with any transaction otherwise permitted under this Indenture;

(15)         Liens in favor of the Company or any Guarantor;

(16)         Liens on equipment of the Company or any of its Subsidiaries granted in the ordinary course of business to the Company’s or its Subsidiaries’ customers;

(17)         Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6) and (7); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (other than the proceeds and products thereof, accessions thereto and improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6) and (7) at the time the original Lien became a Permitted Lien under this Indenture, and (ii) an amount necessary to pay any accrued interest and fees (including original issue discount, upfront fees or similar fees) and expenses, including premiums (including tender premiums), related to such refinancing, refunding, extension, renewal or replacement;

(18)         deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

(19)         Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.01(f) so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(20)         Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(21)         Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(22)         Liens deemed to exist in connection with Investments in repurchase agreements or other Cash Equivalents permitted under Section 4.03; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement or other Cash Equivalents;

(23)         Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(24)         Liens that are contractual rights of set-off relating to (i) the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) pooled deposit or sweep accounts of the Company or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Subsidiaries or (iii) purchase orders and other agreements entered into with customers of the Company or any of its Subsidiaries in the Company’s ordinary course of business;

(25)         Liens solely on any cash earnest money deposits made by the Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture;

(26)         the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Company or any of its Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(27)         restrictive covenants affecting the use to which real property may be put; provided, however, that the covenants are complied with;

(28)         security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(29)         zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

(30)         Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any Subsidiary of the Company in the Company’s ordinary course of business;

(31)         Liens arising from Personal Property Security Act financing statement filings regarding leases entered into by the Company or any of its Subsidiaries in the Company’s ordinary course of business;

(32)         (i) customary transfer restrictions and purchase options in joint venture and similar agreements, (ii) Liens on Equity Interests in joint ventures securing capital contributions to, or obligations of, such Persons and (iii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly-Owned Subsidiaries entered into in the ordinary course of business;

(33)         (i) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business, (ii) Liens arising out of conditional sale, title retention or similar arrangements for the sale of goods in the ordinary course of business and (iii) Liens arising by operation of law under Article 2 of the Uniform Commercial Code;

(34)         Liens securing reimbursement obligations in respect of documentary letters of credit or bankers’ acceptances in the ordinary course of business, provided that such Liens attach only to the documents and goods covered thereby and proceeds thereof.

For purposes of determining compliance with this definition, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Placement Agent” means Jefferies LLC.

 “Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Company in good faith.

“Rampage Properties” means all real estate properties, developments, interests, operations, personal property and other assets of the Company and its Subsidiaries located in and around southern Madera County, California.

 “Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Company or any of its Subsidiaries in exchange for assets transferred by the Company or such Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Subsidiary of the Company.

“Residential Myrtle Beach Properties” means all undeveloped land and land improved with horizontal infrastructure (this includes all of the Company’s and its Subsidiaries’ Myrtle Beach holdings outside of the existing retail, office and apartments), developments, interests, operations, personal property and other assets of the Company and its Subsidiaries located in and around Myrtle Beach, South Carolina.

 “Restricted Investment” means an Investment other than a Permitted Investment.

“San Elijo Properties” means a master-planned community located in the City of San Marcos in San Diego County, California, including all real estate properties, developments, interests, operations, personal property and other assets of the Company and its Subsidiaries located therein.

 “S&P” means Standard & Poor’s Ratings Services, a division of S&P Financial Services LLC, and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Company or any of its Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any property developed, business conducted or proposed to be developed or conducted, as applicable, by the Company and its Subsidiaries on the Issue Date or any property or business that is a reasonable extension, development or expansion of any of the foregoing or is similar, reasonably related, incidental or ancillary thereto.

“Subordinated Indebtedness” means, with respect to the Notes, (1) any Indebtedness of the Company which is by its terms subordinated in right of payment to the Notes, and (2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

 “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interests in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise specified, all references to a “Subsidiary” shall mean a Subsidiary of the Company.

“Subsidiary Guarantors” means each Subsidiary that provides a Guarantee of the Notes.

“Treasury Rate” means, with respect to a Makewhole Payment Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) that has become publicly available at least two Business Days prior to such Makewhole Payment Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Makewhole Payment Date to April 1, 2018; provided, however, that if the period from the Makewhole Payment Date to such date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Makewhole Payment Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trust Officer” means when used with respect to the Trustee, any officer assigned to the corporate trust division (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for purposes of Section 7.01(c)(ii) shall also include any other officer of the Trustee to whom any corporate trust matter relating to this Indenture is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Trustee” means the party named as such in the Preamble of this Indenture until a successor replaces it and, thereafter, means the successor.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person by its terms, and, for the avoidance of doubt, without taking into account contractual agreements or arrangements relating to voting.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)           the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2)           the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required under applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

SECTION 1.02      Other Definitions

Term	Defined in Section

“Acceptable Commitment”	4.06(b)
“Affiliate Transaction”	4.07
“AI”	Appendix A
“Appendix”	2.01
“Asset Sale Offer”	4.06(b)
“Authentication Order”	2.03
“Change of Control Offer”	4.08(a)
“Change of Control Payment”	4.08(a)
“Change of Control Payment Date”	4.08(b)
“Clearstream”	Appendix A
“covenant defeasance option”	8.01(c)
“Definitive Note”	Appendix A
“Depository”	Appendix A
“DTC”	1.05(h)
“EB-5 Financing”	4.17
“EB-5 Prepayments”	Appendix B
“Euroclear”	Appendix A
“Event of Default”	6.01
“Excess Proceeds”	4.06(b)
“Global Notes”	Appendix A
“Global Notes Legend”	Appendix A
“Guaranteed Obligations”	10.01(a)
“incur”	4.03(a)
“legal defeasance option”	8.01(c)
“Notes Custodian”	Appendix A
“Original Notes”	Preamble
“Pari Passu Indebtedness”	4.06(b)
“protected purchaser”	2.08
“Purchase Agreement”	Appendix A
“QIB”	Appendix A
“Refinancing Indebtedness”	4.03(b)(xiii)
“Refunding Capital Stock”	4.04(b)(i)
“Registrar”	2.04(a)
“Regulation S”	Appendix A
“Regulation S Global Notes”	Appendix A
“Regulation S Permanent Global Note”	Appendix A
“Regulation S Temporary Global Note”	Appendix A
“Regulation S Notes”	Appendix A
“Restricted Period”	Appendix A
“Restricted Notes Legend”	Appendix A
“Rule 144A”	Appendix A
“Rule 144A Global Notes”	Appendix A
“Rule 144A Notes”	Appendix A
“Rule 501”	Appendix A
“Successor Person”	5.01(c)
“Successor Company”	5.01(a)
“Transfer Restricted Notes”	Appendix A
“Treasury Capital Stock”	4.04(b)(i)
“Unrestricted Definitive Note”	Appendix A
“Unrestricted Global Note”	Appendix A

SECTION 1.03      Rules of Construction. Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)          an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           “or” is not exclusive;

(d)          “including” means including without limitation;

(e)           words in the singular include the plural and words in the plural include the singular;

(f)           unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness, and senior Indebtedness shall not be deemed to be subordinate or junior to any other senior Indebtedness merely by virtue of its junior priority with respect to the same collateral;

(g)           “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;

(h)           “consolidated” means, with respect to any Person, such Person consolidated with its Subsidiaries;

(i)           “will” shall be interpreted to express a command;

(j)            provisions apply to successive events and transactions;

(k)           unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(l)            the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(m)          references to sections of, or rules under the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(n)           this indenture will not be qualified under the Trust Indenture Act and therefore the Trust Indenture Act does not control unless specifically referenced herein; and

(o)           unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture.

SECTION 1.04      Acts of Holders

(a)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)            The ownership of Notes shall be proved by the Note Register.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(e)            The Company may, at its option in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders, but the Company shall have no obligation to do so.

(f)            Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.  Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this Section 1.04(f) shall have the same effect as if given or taken by separate Holders of each such different part.

(g)           Without limiting the generality of the foregoing, a Holder, including the Depositary, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and the Depositary may provide its proxy to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(h)            The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by The Depository Trust Company (“DTC”) entitled under the procedures of such Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders.  If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date.

ARTICLE 2

THE NOTES

SECTION 2.01      Amount of Notes.  The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Issue Date is $75,000,000.

The Company may from time to time after the Issue Date issue Additional Notes under this Indenture in an unlimited principal amount, so long as (i) the incurrence of the Indebtedness represented by such Additional Notes is at such time permitted by Section 4.03 and (ii) such Additional Notes are issued in compliance with the other applicable provisions of this Indenture.  With respect to any Additional Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.09, 2.10, 3.06, 3.08, 4.08(c) or Appendix A (the “Appendix”)), there shall be (a) established in or pursuant to a resolution of the board of directors of the Company and (b) (i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

(1)          the aggregate principal amount of such Additional Notes to be authenticated and delivered under this Indenture;

(2)          the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue; and

(3)          if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of the Appendix in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Note or a nominee thereof.

If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the board of directors of the Company, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or the indenture supplemental hereto setting forth the terms of the Additional Notes.

The Notes, including any Additional Notes, shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

SECTION 2.02      Form and Dating.  Provisions relating to the Notes are set forth in the Appendix, which is hereby incorporated into and expressly made a part of this Indenture.  The (i) Original Notes and the Trustee’s certificate of authentication and (ii) any Additional Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture.  The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).  Each Note shall be dated the date of its authentication.  The Notes shall be issuable only in registered form without interest coupons and in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

SECTION 2.03      Execution and Authentication.  The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer (an “Authentication Order”) (a) Original Notes for original issue on the date hereof in an aggregate principal amount of $75,000,000 and (b) subject to the terms of this Indenture, Additional Notes in an aggregate principal amount to be determined at the time of issuance and specified therein.  Such Authentication Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.  Notwithstanding anything to the contrary in this Indenture or the Appendix, any issuance of Additional Notes after the Issue Date shall be in a principal amount of at least $2,000 and integral multiples of $1,000 in excess thereof.

One Officer shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be entitled to any benefit under this Indenture or valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Company to authenticate the Notes.  Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04      Registrar and Paying Agent

(a)            The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) a Paying Agent.  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company may have one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrars.  The term “Paying Agent” includes the Paying Agent and any additional paying agents.  The Company initially appoints the Trustee as Registrar, Paying Agent and the Custodian with respect to the Global Notes.  The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

(b)           The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee in writing of the name and address of any such agent.  If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(c)            The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee and without prior notice to any Holder; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above.  The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

SECTION 2.05      Paying Agent to Hold Money in Trust.  One Business Day prior to or on each due date of the principal of and interest on any Note, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal and interest when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee in writing of any default by the Company in making any such payment.  If the Company or a Wholly-Owned Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent.  Upon complying with this Section, a Paying Agent shall have no further liability for the money delivered to the Trustee.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.06      Holder Lists.  The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07      Transfer and Exchange.  The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with the Appendix.  When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor of this Indenture are met.  When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.  To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar’s request.  The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section.  The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of any Notes (i) selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) (ii) for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or (iii) between a regular record date and the next succeeding interest payment date.

Prior to the due presentation for registration of transfer of any Note, the Company, the Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, any Guarantor, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

SECTION 2.08      Replacement Notes.  If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the New York UCC are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the New York UCC (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee.  Such Holder shall furnish an indemnity bond sufficient in the judgment of (i) the Trustee to protect the Trustee or (ii) the Company to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced.  The Company and the Trustee may charge the Holder for their expenses in replacing a Note (including without limitation, attorneys’ fees and disbursements in replacing such Note).  In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Company.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.09      Outstanding Notes.  Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those paid pursuant to Section 2.08 and those described in this Section as not outstanding.  Subject to Section 11.05, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date or any date of purchase pursuant to an offer to purchase money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed, maturing or purchased, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10      Temporary Notes.  In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes and make them available for delivery in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Company, without charge to the Holder.  Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.

SECTION 2.11      Cancellation.  The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act and the Trustee).  The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.  The Trustee shall not authenticate Notes in place of cancelled Notes other than pursuant to the terms of this Indenture.

SECTION 2.12      Defaulted Interest.  If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest then borne by the Notes (plus interest on such defaulted interest at the default rate specified in the Note and in Section 4.01 hereof to the extent lawful) in any lawful manner.  The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date.  The Company shall fix or cause to be fixed any such special record date and payment and shall promptly send or cause to be sent to each affected Holder and the Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13      CUSIP Numbers, ISINs, etc.  The Company in issuing the Notes may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall promptly advise the Trustee in writing of any change in the CUSIP numbers, ISINs and “Common Code” numbers.

SECTION 2.14      Calculation of Principal Amount of Notes.  The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes outstanding at such date of determination.  With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 11.05 of this Indenture.  Any such calculation made pursuant to this Section 2.14 shall be made by the Company and delivered to the Trustee pursuant to an Officer’s Certificate.

ARTICLE 3

REDEMPTION

SECTION 3.01      Redemption.  The Notes may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Notes set forth in Exhibit A hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to, but excluding, the redemption date.

SECTION 3.02      Applicability of Article.  Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 3.03      Notices to Trustee.  If the Company elects to redeem Notes pursuant to the optional redemption provisions of Paragraph 5 of the Note, it shall notify the Trustee in writing of (i) the paragraph or subparagraph of such Note and the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.  The Company shall give notice to the Trustee provided for in this Section 3.03 at least 30 days but not more than 60 days before a redemption date if the redemption is pursuant to Paragraph 5 of the Note, provided, notice may be given more than 60 days prior to a redemption date if the notice is issued in connection with Section 8.01.  Such notice shall be accompanied by an Officer’s Certificate from the Company to the effect that such redemption will comply with the conditions herein.  Any such notice may be cancelled at any time by written notice to the Trustee prior to notice of such redemption being sent to any Holder and shall thereby be void and of no effect.

SECTION 3.04      Selection of Notes to Be Redeemed.  In the case of any partial redemption, selection of the Notes for redemption will be made in accordance with the procedures of DTC or, if the Notes are not then on deposit with DTC, the Trustee will select the Notes to be redeemed by lot or by such other method as the Trustee shall deem fair and appropriate; provided that no Notes of $2,000 or less shall be redeemed in part.  The Trustee shall make the selection from outstanding Notes not previously called for redemption.  The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $2,000.  Notes and portions of them that the Trustee selects shall be in principal amounts of $2,000 or any integral multiple of $1,000 in excess thereof.  Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.  The Trustee shall notify the Company as soon as practicable of the Notes or portions of Notes to be redeemed. In the case of any partial redemption, the Company shall notify the Trustee of such redemption no later than five Business Days prior to the date on which redemption notice is to be sent to Holders.

After the redemption date, upon surrender of the Note to be redeemed in part only, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same Indebtedness to the extent not redeemed shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption).  Notes called for redemption become due on the date fixed for redemption.  On and after the redemption date, interest ceases to accrue on the Notes or portions thereof called for redemption, unless the Company defaults in the delivery of the redemption amount.

SECTION 3.05      Notice of Optional Redemption

(a)            At least 30 days but not more than 60 days prior to a redemption date pursuant to the optional redemption provisions of Paragraph 5 of the Note, the Company shall mail or cause to be mailed by first-class mail (or otherwise delivered in accordance with the procedures of DTC) a notice of redemption to each Holder whose Notes are to be redeemed at such Holder’s registered address (except that such notice of redemption may be mailed (or otherwise delivered in accordance with the procedures of DTC) more than 60 days prior to a redemption date if the notice is issued in connection with Section 8.01).

Any such notice shall identify the Notes to be redeemed and shall state:

(i)            the redemption date;

(ii)           the redemption price and the amount of accrued and unpaid interest to the redemption date; provided that in connection with a redemption under the second subparagraph of Paragraph 5 of the Note, the initial notice need not set forth the redemption price but only the manner of calculation thereof;

(iii)          the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(iv)          the name and address of the Paying Agent;

(v)          that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued interest;

(vi)          if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(vii)         that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(viii)        the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Notes being redeemed;

(ix)          that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Notes; and

(x)           any conditions to such redemption.

(b)           At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.  In such event, the Company shall provide the Trustee with the information required by this Section at least 15 days (or such shorter period as shall be acceptable to the Trustee) prior to the date such notice is to be provided to Holders.

SECTION 3.06      Effect of Notice of Redemption.  Once notice of redemption is mailed or sent in accordance with Section 3.05, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, except as provided in Paragraph 5(b) under the “Optional Redemption” provision of the Note.  Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest, to, but not including, the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date.  The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.07      Deposit of Redemption Price.  With respect to any Notes, one Business Day prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly-Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation.  On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Notes to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture or applicable law.

SECTION 3.08      Notes Redeemed in Part.  Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

ARTICLE 4

COVENANTS

SECTION 4.01      Payment of Notes.  The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.  An installment of principal or interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 11:00 a.m., New York City time, money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, premium, if any, and interest at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; the Company will pay interest (including postpetition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02      Reports and Other Information

(a)            Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Company shall furnish to the Trustee all such reports and other information as it would be required to file with the SEC by Section 13(a) or 15(d) of the Exchange Act if it were subject thereto within the time periods specified by the SEC’s rules and regulations.

(b)           Subject to clause (d) below, if the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has ceased filing periodic reports and other information with the SEC, then the Company shall (x) deliver such information and such reports to any Holder of the Notes and, upon request, to any beneficial owner of the Notes, in each case by posting such information on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment, and will make such information readily available to any prospective investor in the Notes that certifies that it is an eligible purchaser of the Notes, any securities analyst (to the extent providing analysis of investment in the Notes) or any market maker in the Notes, in each case (i) who agrees to treat such information as confidential or (ii) accesses such information on Intralinks or any comparable password protected online data system which will require a confidentiality acknowledgment; provided that the Company shall post such information thereon and make readily available any password or other login information to any such prospective investor in the Notes, any such securities analyst (to the extent providing analysis of investment in the Notes) or any such market maker in the Notes.

(c)            To the extent not satisfied by the foregoing, the Company will also furnish to Holders, securities analysts (to the extent providing analysis of investment in the Notes) and prospective investors in the Notes upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, so long as the Notes are not freely transferable under the Securities Act.

(d)            The Company will be deemed to have furnished the reports referred to in Section 4.02(a) if the Company has filed reports containing such information with the SEC.

(e)            Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates with respect thereto).

SECTION 4.03      Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

(a)            The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Company shall not issue any shares of Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of Disqualified Stock or Preferred Stock.

(b)           Section 4.03(a) shall not apply to:

(i)            Indebtedness incurred pursuant to borrowings under the Rampage Revolving Facility in an amount not to exceed $15.0 million at any time;

(ii)           the incurrence by the Company and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes);

(iii)          Indebtedness of the Company and its Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (i) and (ii) of this Section 4.03(b)), provided that any such Indebtedness that exceeds $1.0 million may be counted as in existence for purposes of this Section 4.03(b)(iii) only if such Indebtedness (A) is included in the definition of Existing Credit Facilities, (B) has been disclosed in the Company’s filings with the SEC on or prior to August 10, 2017 or (C) is listed on Schedule A hereto;

(iv)          Indebtedness incurred by the Company or any of its Subsidiaries constituting reimbursement obligations with respect to letters of credit, bank guarantees or similar instruments supporting trade payables, bankers acceptances, warehouse receipts or similar facilities issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, unemployment insurance (including premiums related thereto) or other types of social security, pension obligations, vacation pay, health, disability or other employee benefits;

(v)          Indebtedness arising from agreements of the Company or its Subsidiaries providing for indemnification, adjustment of purchase price, deferred purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with an acquisition or disposition of any business, property,  assets or a Subsidiary in accordance with the terms of this Indenture, other than (x) guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, property, assets or Subsidiary for the purpose of financing such acquisition and (y) Acquired Indebtedness of the Company or its Subsidiaries;

(vi)          Indebtedness of the Company to any of its Subsidiaries or of a Subsidiary of the Company to the Company or another Subsidiary of the Company; provided that any such Indebtedness owing to a Subsidiary of the Company that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Subsidiary ceasing to be a Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (vi);

(vii)         (A) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk, exchange rate risk or commodity pricing risk; and (B) Indebtedness in respect of any Bank Products or Cash Management Services in the ordinary course of business;

(viii         obligations (including reimbursement obligations with respect to guaranties, letters of credit, bank guarantees, indemnitees or other similar instruments) in respect of tenders, statutory obligations, leases, governmental contracts, trade contracts, stay, performance, bid, customs, appeal and surety bonds, improvement and warranty bonds and performance and/or return of money bonds and completion guarantees or other obligations of a like nature provided by the Company or any of its Subsidiaries in the Company’s ordinary course of business and consistent with the Company’s past practice or industry practices;

(ix)          Indebtedness or Disqualified Stock of the Company and Indebtedness, Disqualified Stock or Preferred Stock of any Subsidiary of the Company not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued, as applicable, pursuant to this clause (ix), does not at any one time outstanding exceed (A) $70.0 million plus (B) an aggregate of $103,145,000 of Indebtedness from the EB-5 Financing less (C) the aggregate principal amount of Notes repurchased by the Company or its Subsidiaries using the proceeds of Asset Sales pursuant to Section 4.06 of the Indenture and less (D) the aggregate principal amount of EB-5 Prepayments made; provided that the aggregate outstanding Indebtedness or Disqualified Stock of the Company and Indebtedness, Disqualified Stock or Preferred Stock of any Subsidiary of the Company (for the avoidance of doubt, including the Notes or guarantees thereof incurred pursuant to clause (ii) of this Section 4.03(b) and Indebtedness from the EB-5 Financing incurred pursuant to this clause (ix)) shall not exceed (A) $173,145,000 less (B) the aggregate principal amount of Notes repurchased by the Company or its Subsidiaries using the proceeds of Asset Sales pursuant to Section 4.06 of the Indenture and less (C) the aggregate principal amount of EB-5 Prepayments made, in each case as of the date of the incurrence or issuance of any Indebtedness, Disqualified Stock or Preferred Stock pursuant to this clause (ix); provided further that any Indebtedness from the EB-5 Financing (other than the Bridge Loans, HomeFed Expense Advancements and Provisional Refund Guaranty Agreement (each as defined in Appendix B hereto)) may only be incurred pursuant to this clause (ix) and not any other clause of this Section 4.03; provided further that any Indebtedness from the EB-5 Financing (other than the Bridge Loans, HomeFed Expense Advancements and Provisional Refund Guaranty Agreement) shall be Subordinated Indebtedness and otherwise on the terms set forth in Appendix B hereto.

(x)           the incurrence by the Company or any Subsidiary of the Company of Indebtedness or issuance of Disqualified Stock or the issuance by any Subsidiary of the Company of Preferred Stock which serves to extend, replace, refund, refinance, renew or defease any Indebtedness incurred (including any existing commitments unutilized thereunder) or Disqualified Stock or Preferred Stock issued as permitted under clauses (i), (ii) and (iii) above, this clause (x) of this Section 4.03(b) or any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance or renew such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness incurred or Disqualified Stock or Preferred Stock issued to pay accrued interest and dividends, premiums (including tender premiums), defeasance costs and fees and expenses (including original issue discount, upfront fees or similar fees) in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1)          has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred or issued which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased (except by virtue of prepayment of such Indebtedness); and if the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased was subject to scheduled amortization payments, such Refinancing Indebtedness has an amortization schedule that requires payments of equal or greater amounts on the same or earlier dates as the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased;

(2)          to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (x) Indebtedness subordinated to or pari passu with the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated to or pari passu with the Notes or the Guarantee at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (y) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively; and

(3)          shall not include (x) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Company that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Company or (y) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Company that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor.

(xi)          Indebtedness (1) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business so long as such Indebtedness is paid within five Business Days and (2) Indebtedness in respect of any commercial credit cards, stored value cards, purchasing cards, treasury management, check drawing and automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items, interstate depository network services, Society for Worldwide Interbank Financial Telecommunication transfers, cash pooling and operational foreign exchange management), dealer incentive, supplier finance or similar programs, current account facilities, netting services, corporate credit card programs, overdraft facilities, foreign exchange facilities, payment facilities and, in each case, similar arrangements and cash management arrangements entered into in the ordinary course of business;

(xii)         (1) any guarantee by the Company or a Subsidiary of the Company of Indebtedness or other obligations of any Subsidiary of the Company so long as the incurrence of such Indebtedness incurred by such Subsidiary is permitted under the terms of this Indenture, or (2) any guarantee by a Subsidiary of the Company of Indebtedness of the Company; provided that such guarantee is incurred in accordance with Section 4.11;

(xiii)        Indebtedness of the Company or any of its Subsidiaries consisting of (1) the financing of insurance premiums and/or (2) take-or-pay obligations contained in supply arrangements, in each case incurred in the Company’s ordinary course of business;

(xiv)        Indebtedness in respect of any construction or similar loan used in connection with apartment and retail projects at the Otay Properties in an amount not to exceed $65.0 million at any one time outstanding;

(xv)         Indebtedness of the Company or any Subsidiary as an account party in respect of trade letters of credit issued in the Company’s ordinary course of business;

(xvi)        Indebtedness consisting of obligations owing under supply, license or similar agreements entered into in the Company’s ordinary course of business; and

(xvii)       Indebtedness representing deferred compensation to directors, officers, employees, members of management, managers or consultants of the Company or any of its Subsidiaries incurred in the ordinary course of business and deferred compensation or other similar arrangements in connection with any Investments or any Restricted Payments permitted pursuant to Section 4.04.

For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (i) through (xviii) above, then the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 4.03.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, of the same class, accretion or amortization of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or Preferred Stock for purposes of this Section 4.03.  Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.03.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness (plus premium (including tender premiums), fees, defeasance costs, accrued interest and expenses including original issue discount, upfront fees or similar fees) does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.  The Company shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is contractually subordinated or junior in right of payment to any Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Subsidiary Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

For purposes of this Indenture, Indebtedness that is unsecured shall not be deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured, and senior indebtedness shall not be deemed to be subordinated or junior to any other senior indebtedness merely because it has a junior priority with respect to the same collateral.

SECTION 4.04      Limitation on Restricted Payments

(a)            The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(i)            declare or pay any dividend or make any other payment or any distribution on account of the Company’s, or any of its Subsidiaries’ Equity Interests (in each case, solely in such Person’s capacity as holder of such Equity Interests), including any dividend or distribution payable in connection with any merger or consolidation other than (A) dividends or distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company; or (B) dividends or distributions by a Subsidiary of the Company to any other Subsidiary or to the Company and  so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary of the Company that is not a Wholly-Owned Subsidiary, the Company or a Subsidiary of the Company receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(ii)           purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company, including in connection with any merger or consolidation, in each case held by Persons other than the Company or its Subsidiaries;

(iii)          make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of the Company or a Subsidiary Guarantor, other than (A) Indebtedness permitted under clause (vi) of Section 4.03(b); or (B) the payment, redemption, repurchase, defeasance, acquisition or retirement for value of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement; or

(iv)          make any Restricted Investment;

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”).

(b)           Section 4.04(a) shall not prohibit:

(i)            the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Company or any Subsidiary of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) of, Equity Interests of the Company to the extent any such proceeds are contributed to the Company (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”);

(ii)           the principal payment on, redemption, repurchase, defeasance, exchange or other acquisition or retirement of (x) Subordinated Indebtedness of the Company or a Guarantor made by exchange for, or out of the proceeds of, the substantially concurrent sale of, new Indebtedness of the Company or a Guarantor, as the case may be, or (y) Disqualified Stock of the Company or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company or a Guarantor, that, in each case, is incurred in compliance with Section 4.03 so long as:

(A)         the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so repaid, repurchased, redeemed, defeased, exchanged, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness or Disqualified Stock being so repaid, repurchased, redeemed, defeased, exchanged, acquired or retired, any tender premiums, plus any defeasance costs, accrued interest and any fees and expenses (including original issue discount, upfront or similar fees) incurred in connection therewith;

(B)          such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so repaid, repurchased, redeemed, defeased, exchanged, acquired or retired for value;

(C)          such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so repaid, repurchased, redeemed, defeased, exchanged, acquired or retired; and

(D)         such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity at the time incurred equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so repaid, repurchased, redeemed, defeased, exchanged, acquired or retired;

(iii)          a Restricted Payment to pay for the repurchase, redemption, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Company held by any future, present or former employee, officer, director, member of management, manager or consultant (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Company or any of its Subsidiaries, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement (and including, for the avoidance of doubt, for the payment of taxes and any principal and interest payable on any notes issued by the Company in connection with any such repurchase, retirement or other acquisition and any tax related thereto); provided, however, that the aggregate amounts made under this clause (iv) do not exceed $4.0 million; and provided further that cancellation of Indebtedness owing to the Company or any of its Subsidiaries from any future, present or former employee, officer, director, member of management, manager or consultant (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Company or any of the Company’s Subsidiaries in connection with a repurchase of Equity Interests of the Company will not be deemed to constitute a Restricted Payment for purposes of this Section 4.04 or any other provision of this Indenture;

(iv)          the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any of its Subsidiaries or any class or series of Preferred Stock of any Subsidiary of the Company issued or incurred in accordance with Section 4.03 hereof;

(v)           redemptions, repurchases, retirements or other acquisitions of Equity Interests deemed to occur (a) upon exercise of stock options or warrants or other securities convertible into or exchangeable for Equity Interests if such Equity Interests represent all or a portion of the exercise price of such options or warrants or other securities convertible into or exchangeable for Equity Interests and (b) in connection with the withholding portion of the Equity Interests granted or awarded to any future, present or former employee, officer, director, member of management, manager or consultant (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Company or any of its Subsidiaries to pay for the taxes payable by such Persons upon such grant or award;

(vi)          Restricted Payments in an amount that does not exceed the amount of Excluded Contributions made since the Issue Date;

(vii)         the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under Sections 4.06 and 4.08; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer have been repurchased, redeemed or acquired for value;

(viii)        cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company or any of its Subsidiaries;

(ix)          payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, that complies with Section 5.01; and

(x)           payments by any Subsidiary to the Company or any other Subsidiary of the Company to pay taxes attributable to the Company and its Subsidiaries.

In determining whether any Restricted Payment is permitted by this Section 4.04, the Company and its Subsidiaries may allocate all or any portion of such Restricted Payment among the categories described in clauses (i) through (xi) of Section 4.04(b) or among such categories and the types of Restricted Payments described in Section 4.04(a) (including categorization in whole or in part as a Permitted Investment); provided that, at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of this Section 4.04 and provided, further that the Company and its Subsidiaries may reclassify all or a portion of such Restricted Payment or Permitted Investment in any manner that complies with this Section 4.04 (based on circumstances existing at the time of such reclassification), and following such reclassification such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only the clause or clauses of this Section 4.04 to which such Restricted Payment or Permitted Investment has been reclassified.

SECTION 4.05      Dividend and Other Payment Restrictions Affecting Subsidiaries.  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Subsidiary to:

(a)           (i) pay dividends or make any other distributions to the Company or any of the Guarantors on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to the Company or any of its Guarantors;

(b)           make loans or advances to the Company or any Guarantor; or

(c)          sell, lease or transfer any of its properties or assets to the Company or any Guarantor, except, in each case, for such encumbrances or restrictions existing under or by reason of:

(1)          contractual encumbrances or restrictions in effect on the Issue Date;

(2)          this Indenture, the Notes and the related Guarantees;

(3)          purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property or assets so acquired;

(4)          applicable law or any applicable rule, regulation or order or the terms of any license, authorization, concession or permit provided by any Governmental Authority;

(5)          any agreement or other instrument of a Person acquired (or assumed in connection with the acquisition of property) by the Company or any of its Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries;

(6)          contracts or agreements for the sale of assets, including any restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7)          Secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.03 and 4.12 that apply solely to the assets securing such Indebtedness and/or the Subsidiaries of the Company incurring or guaranteeing such Indebtedness;

(8)          restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the Company’s ordinary course of business;

(9)          other Indebtedness, Disqualified Stock or Preferred Stock of non-Guarantor Subsidiaries of the Company permitted to be incurred or issued subsequent to the Issue Date pursuant to the provisions of Section 4.03;

(10)        customary provisions in any partnership agreement, limited liability company organizational governance document, joint venture agreement and other similar agreement entered into in the Company’s ordinary course of business;

(11)        customary provisions contained in leases, subleases, licenses or sublicenses, Equity Interests or asset sale agreements and other similar agreements, including with respect to intellectual property, in each case, entered into in the Company’s ordinary course of business;

(12)        customary provisions restricting assignment of any agreement entered into in the Company’s ordinary course of business;

(13)        other Indebtedness, Disqualified Stock or Preferred Stock of any Subsidiary of the Company that is incurred subsequent to the Issue Date, provided that such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be incurred subsequent to the Issue Date under Section 4.03 and either (A) the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to the Company, taken as a whole, as determined by the Company in good faith, than the provisions contained in this Indenture or (B) any such encumbrance or restriction contained in such Indebtedness does not prohibit (except upon a default or an event of default thereunder) the payment of dividends in an amount sufficient, as determined by the Company in good faith, to make scheduled payments of cash interest on the Notes or a Guarantee when due;

(14)        customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 4.06 pending the consummation of such sale, transfer, lease or other disposition;

(15)        customary restrictions and conditions contained in the document relating to any Lien so long as (i) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien and (ii) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this clause (15);

(16)        customary net worth or similar provisions contained in real property leases entered into by the Company or any Subsidiary in the Company’s ordinary course of business so long as the Company or such Subsidiary has determined in good faith that such net worth or similar provisions could not reasonably be expected to impair the ability of the Company or such Subsidiary to meet its ongoing obligations; and

(17)        any encumbrances or restrictions of the type referred to in Sections 4.05(a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (16) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive in any material respect with respect to such encumbrances and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 4.05, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Company or a Subsidiary of the Company to other Indebtedness incurred by the Company or any such Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

SECTION 4.06      Asset Sales

(a)            The Company shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale, unless:

(i)            the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value as determined in good faith by the Company (such fair market value to be determined on the date of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(ii)           except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(a)          any liabilities (as shown on the Company’s or such Subsidiary’s most recent balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Company’s or such Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Company) of the Company or such Subsidiary, other than liabilities that are by their terms subordinated to the Notes or the Guarantees, that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee and for which the Company and all of its Subsidiaries have been validly released by all creditors in writing,

(b)          any securities, notes or other obligations or assets received by the Company or such Subsidiary from such transferee that are converted by the Company or such Subsidiary into Cash Equivalents, or by their terms are required to be satisfied for Cash Equivalents (to the extent of the Cash Equivalents received) within 180 days following the closing of such Asset Sale, and

(c)          any Designated Non-cash Consideration received by the Company or such Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed $5.0 million, shall be deemed to be Cash Equivalents for purposes of this Section 4.06(a) and for no other purpose.

(b)           Within 30 days after the receipt of any Net Proceeds of any Fundamental Property Asset Sale, the Company or such Subsidiary shall make an offer to all Holders (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes that is at least $2,000 and an integral multiple of $1,000 in excess thereof that may be purchased out of the Net Proceeds of such Fundamental Property Asset Sale at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture.  The Company will commence an Asset Sale Offer with respect to such Net Proceeds by sending the notice required pursuant to the terms of this Indenture, with a copy to the Trustee, or otherwise in accordance with the procedures of DTC.

To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Net Proceeds for such Fundamental Property Asset Sale, the Company may use any remaining Net Proceeds for general corporate purposes, subject to compliance with other covenants contained in this Indenture.  If the aggregate principal amount of Notes surrendered in an Asset Sale Offer exceeds the amount of Net Proceeds for such Fundamental Property Asset Sale, the Trustee shall select the Notes to be purchased in the manner described in Section 3.04.

(c)            Within 365 days after the receipt of any Net Proceeds of (i) any Additional Property Asset Sale or (ii) any other Asset Sale (other than a Fundamental Property Asset Sale) in an aggregate amount greater than $20.0 million, the Company or such Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale.

(i)            to make an Investment in (a) any one or more properties or businesses, provided that such Investment in any property or business is in the form of the acquisition of Capital Stock and results in the Company or any of its Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Subsidiary, (b) capital expenditures or (c) acquisitions of other properties or assets, in the case of each of (a), (b) and (c), used or useful in a Similar Business or to replace the businesses, properties and/or other assets that are the subject of such Asset Sale;

(ii)           to repay (a) Obligations under Indebtedness (other than Subordinated Indebtedness) that is secured by a Lien, which Lien is permitted by this Indenture; or (b) Obligations under other Indebtedness (other than Subordinated Indebtedness), provided that the Company shall equally and ratably reduce Obligations under the Notes as provided under Section 3.01 through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth above for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid; or

(iii)          any combination of the foregoing;

provided that, in the case of clauses (i) and (ii) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company or such other Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds (as defined below).

Any Net Proceeds from any Asset Sale that are not invested or applied as provided and within the time period set forth in this Section 4.06(c) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes, as described in clause (iii) of this Section 4.06(b), shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company shall make an Asset Sale Offer to all Holders to purchase the maximum aggregate principal amount of the Notes that is at least $2,000 and an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $20.0 million by sending the notice required pursuant to the terms of this Indenture, with a copy to the Trustee, or otherwise in accordance with the procedures of DTC.

To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to compliance with other covenants contained in this Indenture. If the aggregate principal amount of Notes surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described in Section 3.04. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero (regardless of whether there are any remaining Excess Proceeds upon such completion).

(d)           Pending the final application of any Net Proceeds pursuant to this Section 4.06, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

SECTION 4.07      Transactions with Affiliates

(a)            The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5.0 million since the Issue Date (whether in one or more Affiliate Transactions), unless:

(i)            each such Affiliate Transaction is on terms that are not materially less favorable to the Company or its relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person on an arm’s-length basis; and

(ii)           the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $7.5 million, a resolution adopted in good faith by the majority of the board of directors of the Company approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) above.

(b)           Section 4.07(a) shall not apply to the following:

(i)            transactions between or among the Company or any of its Subsidiaries, or an entity that becomes a Subsidiary of the Company as a result of such transaction;

(ii)           Restricted Payments permitted by Section 4.04 and Investments constituting Permitted Investments;

(iii)          (A) the payment of management, consulting, monitoring, transaction, oversight and advisory, termination and similar fees and related indemnities and expenses pursuant to the Administrative Services Agreement as in effect on the Issue Date, and any amendment thereto or replacement thereof, so long as any such amendment or replacement is not disadvantageous in any respect, in the good faith judgment of the Company, to the Holders of the Notes when taken as a whole as compared to the Administrative Services Agreement in effect on the Issue Date (it being understood that any amendment thereto or replacement thereof to increase any fees or other compensation payable or implement new fees or compensation payable pursuant to such Administrative Services Agreement would be deemed to be materially disadvantageous to the Holders) and (B) the payment of all indemnities and expenses owed to Leucadia and any of its directors, officers, members of management, managers, employees and consultants, in each case of clauses (A) and (B) whether currently due or paid in respect of accruals from prior periods;

(iv)          the payment of customary fees, reasonable out-of-pocket costs to and reimbursement of expenses and compensation paid to, and indemnities provided on behalf of or for the benefit of, future, present or former employees, officers, members of the board of directors (or similar governing body), members of management, managers, consultants or independent contractors (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Company or any of its subsidiaries, in each case, in the Company’s ordinary course of business;

(v)          transactions in which the Company or any of its Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Company or its relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person on an arm’s-length basis;

(vi)          any agreement with the Placement Agent or any purchasers in connection with the private placement or issuance of the Notes by the Company and any agreement as in effect as of the Issue Date that has been disclosed in the Company’s filings with the SEC on or prior to August 10, 2017, or any amendment, modification or extension thereof (so long as any such amendment is not disadvantageous in any material respect to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date as determined in good faith by the Company) or any transaction contemplated thereby;

(vii)         the existence of, or the performance by the Company or any of its Subsidiaries of its obligations under the terms of, any stockholders or principal investors agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any transaction, agreement or arrangement described in the Company’s filings with the SEC as of the Issue Date and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Subsidiaries of obligations under, any future amendment to any such existing transaction, agreement or arrangement or any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (vii) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise disadvantageous in any material respect to the Holders when taken as a whole as compared to the original agreement in effect on the Issue Date as determined in good faith by the Company;

(viii)        (A) transactions with customers, clients, suppliers, joint ventures, contractors, or purchasers or sellers of goods or services or providers of employees or other labor, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the Company’s ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company and its Subsidiaries, in the good faith determination of the board of directors (or similar governing body) of the Company or the senior management thereof, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party on an arm’s-length basis or (B) transactions with joint ventures entered into in the Company’s ordinary course of business and the terms of any such transactions are no less favorable to the Company or Subsidiary participating in such joint ventures than they are to other joint venture partners;

(ix)          the issuance of Equity Interests (other than Disqualified Stock or Preferred Stock) of the Company or a Subsidiary of the Company to any person and the granting and performance of customary registration rights;

(x)           payments by the Company or any of its Subsidiaries made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities and other transaction fees (including, without limitation, payments to Jefferies LLC acting as a financial advisor or in such similar capacity), including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of the Company in good faith or are otherwise permitted by this Indenture;

(xi)          (A) payments or loans (or cancellation of loans) or advances to employees, officers, directors, members of management, consultants or independent contractors (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Company or any of its Subsidiaries and employment agreements, severance arrangements, compensatory (including profit sharing) arrangements, stock option plans, benefit plan, health, disability or similar insurance plan and other similar arrangements with such employees, officers, directors, managers, members of management, consultants or independent contractors (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) in each case, for bona fide business purposes and (B) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with future, present or former employees, officers, directors, members of management, consultants or independent contractors approved by the board of directors (or equivalent governing body) of the Company or any Subsidiary of the Company in good faith;

(xii)         any contribution to the capital of the Company or any Subsidiary of the Company;

(xiii)        transactions permitted by, and complying with, the provisions of Section 5.01 solely for the purpose of (A) forming a holding company, or (B) reincorporating the Company in a new jurisdiction;

(xiv)        between the Company or any Subsidiary of the Company and any Person, a director of which is also a director of the Company; provided, however, that such director abstains from voting as a director of the Company or of a Subsidiary of the Company, as the case may be, on any matter involving such other Person;

(xv)         the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the board of directors (or equivalent body) of the Company or a Subsidiary of the Company, as appropriate, in good faith;

(xvi)        transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Company in an Officer’s Certificate) for the purposes of improving the consolidated tax efficiency of the Company and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture;

(xvii)       payments by the Company and its Subsidiaries pursuant to tax sharing or similar arrangements among the Company and its Subsidiaries on customary terms permitted by 4.04(b)(xi);

(xviii)      investments by Leucadia in securities of the Company or any Subsidiary of the Company (and payment of reasonable out-of-pocket expenses incurred by Leucadia in connection therewith) so long as the investment is being generally offered to other non-affiliated investors on the same or more favorable terms and that, with respect to any such investment by Leucadia in the securities of any Subsidiary, that such transaction is made in compliance with Section 4.06, if applicable;

(xix)         any transaction with a Person which would constitute an Affiliate Transaction solely because the Company or a Subsidiary of the Company owns an Equity Interest in or otherwise controls such Person entered into in the Company’s ordinary course of business;

(xx)          transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the Company’s ordinary course of business;

(xxi)         the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement; and

(xxii)        licenses of, or other grants of rights to use, intellectual property granted by the Company or any Subsidiary of the Company in the Company’s ordinary course of business.

SECTION 4.08      Change of Control

(a)            Upon the occurrence of a Change of Control after the Issue Date, unless the Company has previously or concurrently sent a redemption notice with respect to all the outstanding Notes as described under Section 3.01, the Company will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of purchase, subject to the right of Holders of record of the Notes at the close of business on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the purchase date.

(b)            Prior to 30 days following any Change of Control, the Company will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the registered address of such Holder or otherwise electronically in accordance with the procedures of DTC, with the following information:

(i)            that a Change of Control Offer is being made pursuant to this Section 4.08, and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Company at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of repurchase, subject to the right of Holders of record of the Notes at the close of business on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the purchase date;

(ii)           the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise delivered (the “Change of Control Payment Date”);

(iii)          that any Note not properly tendered will remain outstanding and continue to accrue interest;

(iv)          that unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(v)           if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control;

(vi)          that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vii)         that Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes, provided that the Paying Agent receives, not later than the close of business on the second Business Day prior to the Change of Control Payment Date, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased; and

(viii)        the other instructions, as determined by the Company, consistent with this Section 4.08, that a Holder must follow.

Notes repurchased by the Company pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and cancelled at the option of the Company.  Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and outstanding.

The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  If (a) the notice is sent in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase by the Company of Notes pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(c)            On the Change of Control Payment Date, the Company shall, to the extent permitted by law,

(1)          accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)          deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)          deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Company.

(d)            The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.  Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(e)            If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described in Section 4.08(d), purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the applicable Redemption Date.

(f)            Other than as specifically provided in this Section 4.08, any purchase pursuant to this Section 4.08 shall be made pursuant to the provisions of Sections 3.04, 3.07 and 3.08 hereof.

(g)           The provisions of this Section 4.08 that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not the provisions of Article V of the Indenture are applicable and have been complied with.

SECTION 4.09      Compliance Certificate.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company, beginning with the fiscal year ending on or about December 31, 2017, a certificate (the signer of which shall be the principal executive officer, the principal financial officer or the principal accounting officer of the Company) stating that in the course of the performance by the signer of the signer’s duties as an Officer of the Company the signer would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period.  If the signer knows of any such Default, the certificate shall describe such Default.  The Company is also required, within ten Business Days, after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default, its status and what actions the Company proposes to take with respect thereto.

SECTION 4.10      Further Instruments and Acts.  The Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.11      Future Subsidiary Guarantors.  If the Company or any Subsidiary acquires or creates another Subsidiary, then the Company or the parent Subsidiary, as applicable, shall cause such newly acquired or created Subsidiary within 30 days to execute and deliver a supplemental indenture to this Indenture, the form of which is attached as Exhibit C hereto, providing for a Guarantee by such newly acquired or created Subsidiary pursuant to which such Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in this Indenture; provided that any such newly acquired or created Subsidiary that constitutes an Immaterial Subsidiary need not execute and deliver a supplemental indenture to this Indenture to Guarantee payment of the Notes and become a Guarantor until 30 days after it ceases to be an Immaterial Subsidiary. Notwithstanding the foregoing, none of the Subsidiaries set forth on Schedule B hereto shall at any time be required to Guarantee payment of the Notes and become a Guarantor hereunder.

Notwithstanding the foregoing, each such Guarantee may be limited as necessary to recognize certain defenses generally available to guarantors (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law.

Each Guarantee shall be released in accordance with Section 10.03.

SECTION 4.12      Liens.  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) on any asset or property of the Company or any of its Subsidiaries, or any income or profits therefrom, or assign or convey any right to receive income therefrom.

SECTION 4.13      Maintenance of Office or Agency

(a)            The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided that no service of legal process may be made against the Company at any office of the Trustee.

(b)           The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)            The Company hereby designates the Corporate Trust Office of the Trustee or its agent as such office or agency of the Company in accordance with Section 2.04.

SECTION 4.14      Taxes.  The Company shall pay or cause to be paid, and shall cause each of its Subsidiaries to pay or cause to be paid, prior to delinquency, all material taxes, assessments, and governmental levies due and payable by the Company or such Subsidiary, as applicable, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15      Stay, Extension and Usury Laws.  The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.16      Corporate Existence

Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(a)            its existence, and the corporate, partnership, limited liability company or other existence of each Subsidiary of the Company, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company and its Subsidiaries; and

(b)           the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;

provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.17      EB-5 Financing.  Notwithstanding any of the other provisions contained herein, the Company and its Subsidiaries shall be permitted to consummate the transactions contemplated in Appendix A to this Indenture (such transactions collectively, the “EB-5 Transactions”).  For the avoidance of doubt, except as expressly set forth in Appendix B hereto in connection with the EB-5 Financing, the Company and its Subsidiaries shall continue to comply with Sections 4.03, 4.05, 6.01 and 6.07 of this Indenture as applicable.  By their acceptance of the Notes, the Holders are deemed to authorize and direct the Trustee to execute and deliver the Subordination Agreement (as such term is defined in Appendix B).

ARTICLE 5

SUCCESSOR COMPANY

SECTION 5.01      Merger, Consolidation or Sale of All or Substantially All Assets

(a)          The Company shall not consolidate or merge with or into or wind up into (whether or not the Company is the survivor in such transaction), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i)            the Company is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited liability company or trust organized or existing under the laws of the United States, any state thereof or the District of Columbia (the Company or such Person, as the case may be, being herein called the “Successor Company”); provided that if the Successor Company is a limited liability company, the Successor Company causes a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia to become a co-issuer of the Notes and expressly assume all the obligations of the Notes applicable to a co-issuer;

(ii)           the Successor Company, if other than the Company, expressly assumes all the obligations of the Company under this Indenture and the Notes pursuant to a supplemental indenture or other documents or instruments;

(iii)          immediately after such transaction, no Default shall have occurred and be continuing;

(iv)         each Guarantor, unless it is the other party to the transactions described above, in which case Section 5.01(b)(B) shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and

(v)           the Successor Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture.

The Successor Company (if other than the Company) shall succeed to, and be substituted for the Company, as the case may be, under this Indenture and the Notes, and in such event the Company will automatically be released and discharged from its obligation under this Indenture and the Notes.  Notwithstanding the foregoing clause (iii) of this Section 5.01(a), (A) any Subsidiary of the Company may consolidate with or merge with or into or wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Company; (B) the Company may consolidate with or merge with or into or wind up into an Affiliate of the Company solely for the purpose of reincorporating the Company in a state of the United States, the District of Columbia or any territory thereof, so long as the amount of Indebtedness of the Company and its Subsidiaries is not increased thereby; and (C) the Company or any of its Subsidiaries may be converted into, or reorganized or reconstituted as a limited liability company, limited partnership or corporation in a state of the United States, the District of Columbia or any territory thereof.

(b)           Subject to Section 10.03, no Subsidiary Guarantor shall, and the Company shall not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not the Company or a Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(i)            (A) such Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor, as the case may be, or under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Person”), (B) the Successor Person (if other than such Subsidiary Guarantor) expressly assumes all the obligations of such Subsidiary Guarantor under this Indenture and such Subsidiary Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments, (C) immediately after such transaction, no Default exists, and (D) the Successor Person shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture; or

(ii)           the transaction is made in compliance with clauses (i) and (ii) of Section 4.06(a) hereof.

Except as otherwise provided in this Indenture, the Successor Person (if other than such Subsidiary Guarantor) will succeed to, and be substituted for, such Subsidiary Guarantor under this Indenture and such Subsidiary Guarantor’s Guarantee, and such Subsidiary Guarantor will automatically be released and discharged from its obligations under this Indenture and such Subsidiary Guarantor’s Guarantee.  Notwithstanding the foregoing, (1) any Subsidiary Guarantor may consolidate with or merge with or into or wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to another Subsidiary Guarantor or the Company, (2) a Subsidiary Guarantor may consolidate or merge with or into or wind up or convert into an Affiliate incorporated solely for the purpose of reincorporating such Subsidiary Guarantor in another state of the United States or the District of Columbia so long as the amount of Indebtedness of the Subsidiary Guarantor is not increased thereby, or (3) a Subsidiary Guarantor may convert into a Person organized or existing under the laws of a jurisdiction in the United States.

Clause (iii) of Section 5.01(a) shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and its Subsidiaries.

SECTION 5.02      Successor Corporation Substituted.  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01(a) hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Company shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest, if any, on the Notes except in the case of a sale, assignment, transfer, lease, conveyance or other disposition of all of the Company’s assets that meets the requirements of Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01      Events of Default.  An “Event of Default” with respect to the Notes occurs if:

(a)           there is a default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(b)          there is a default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(c)           [RESERVED];

(d)          the Company or any Guarantor fails for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (a) and (b) above) contained in this Indenture or the Notes;

(e)           there is a default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries or the payment of which is guaranteed by the Company or any of its Subsidiaries, other than Indebtedness owed to the Company or a Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a)          such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b)          the principal amount of such Indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay any principal at its stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $15.0 million or more at any one time outstanding;

(f)            the Company or any Significant Subsidiary, or any group of Subsidiaries of the Company that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary, fails to pay final judgments aggregating in excess of $15.0 million, which final judgments remain unpaid, undischarged, unwaived and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(g)          the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)           commences a voluntary case;

(ii)          consents to the entry of an order for relief against it in an involuntary case;

(iii)         consents to the appointment of a custodian of it or for all or substantially all of its property; or

(iv)         makes a general assignment for the benefit of its creditors;

(h)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)           is for relief against the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, in a proceeding in which the Company or any such Subsidiary that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(ii)          appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary; or

(iii)         orders the liquidation of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(i)            the Guarantee of  any Significant Subsidiary, or any group of Subsidiaries of the Company that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary, shall for any reason cease to be in full force and effect or any responsible officer of any Guarantor that is a Significant Subsidiary, or any group of Subsidiaries of the Company that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary, as the case may be, denies that it has any further liability under its or their Guarantee(s) or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture.

In the event of any Event of Default specified in clause (e) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1)           the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2)           holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)           the default that is the basis for such Event of Default has been cured.

SECTION 6.02      Acceleration.  If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to the Company) occurs and is continuing under this Indenture, the Trustee by written notice to the Company or the Holders of at least 25% in principal amount of the then total outstanding Notes by written notice to the Company and the Trustee may declare the principal, the premium, if any (including any Makewhole Premium applicable to the extent such Notes are not redeemable pursuant to paragraph 5 of the Notes), interest (including post-petition interest and defaulted interest, if applicable) and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.  Upon the effectiveness of such declaration, such principal, premium, if any, and interest shall be due and payable immediately.

Notwithstanding the foregoing, in the case of an Event of Default arising under clause (g) or (h) of Section 6.01 hereof with respect to the Company, all outstanding Notes (including any Makewhole Premium applicable to the extent such Notes are not redeemable pursuant to Paragraph 5 of the Notes), interest (including post-petition interest and defaulted interest, if applicable) and any other monetary obligations on all the then outstanding Notes shall be due and payable immediately without further action or notice.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences:

(1)           if the rescission would not conflict with any judgment or decree;

(2)           if all existing Events of Default have been cured, waived, annulled or rescinded except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)           to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4)           if the Company has paid the Trustee its compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances.

SECTION 6.03      Other Remedies.  If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  To the extent permitted by law, all available remedies are cumulative.

SECTION 6.04      Waiver of Past Defaults.  Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Holders of not less than a majority in principal amount of the then outstanding Notes by written notice to the Trustee may on the behalf of all Holders waive an existing Default or Event of Default and its consequences except (a) a continuing Default or Event of Default in the payment of the principal of or interest on a Note, (b) a continuing Default or Event of Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected.  When a Default is waived, it is deemed cured and the Company, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05      Control by Majority.  The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.  Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses which may be caused by taking or not taking such action.

SECTION 6.06      Limitation on Suits

(a)          Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(i)            such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(ii)           the Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee, in writing, to pursue the remedy;

(iii)          such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(iv)          the Trustee has not complied with such request within 60 days after receipt thereof and the offer of security or indemnity; and

(v)           Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a written direction inconsistent with such request within such 60-day period.

(b)            A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.07      Rights of the Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08      Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing with respect to Notes, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in such Notes) and the amounts provided for in Section 7.07.

SECTION 6.09      Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the Holders of Notes then outstanding allowed in any judicial proceedings relative to the Company or any Guarantor, its creditors or its property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.  Nothing herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in such proceeding.

SECTION 6.10      Priorities.  If the Trustee collects any money or property pursuant to this Article 6 or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture, it shall pay out the money or property shall be paid out in the following order:

FIRST:  to the Trustee (including any predecessor trustee) for amounts due under Section 7.07;

SECOND:  to the Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD:  to the Company.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section.  At least 15 days before such record date, the Trustee shall send to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11      Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

SECTION 6.12      Waiver of Stay or Extension Laws.  Neither the Company nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

SECTION 7.01      Duties of Trustee

(a)          If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions.  However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c)            The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)            this Section 7.01(c) does not limit the effect of Sections 7.01(b) and 7.01(i);

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)           Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), (b), (c) and (i).

(e)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)            Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(h)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(i)             No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

SECTION 7.02      Rights of Trustee

(a)            The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c)            The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d)            The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute negligence, willful misconduct or bad faith.

(e)            The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(g)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h)           The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i)             The Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the outstanding Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(j)             Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Note shall be conclusive and binding upon future Holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.

(k)            In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)             The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m)           The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 7.03      Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent or Registrar may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04      Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company or any Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.  The Trustee shall not be charged with knowledge of any Default or Event of Default unless a Trust Officer of the Trustee shall have received written notice thereof in accordance with Section 11.01 hereof from the Company, any Guarantor or any Holder at the Corporate Trust Office of the Trustee.  In accepting the trust hereby created, the Trustee acts solely as Trustee for the Holders and not in its individual capacity and all persons, including without limitation the Holders of Notes and the Company having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment.  The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture.  The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, covenant or agreement of any Person, other than the Trustee, made in this Indenture.

SECTION 7.05      Notice of Defaults.  If a Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall send to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee, or promptly after discovery or obtaining notice if such discovery is made or notice is received 90 days after the Default occurs.  Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06      [RESERVED].

SECTION 7.07      Compensation and Indemnity.  The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed in writing between the Company and the Trustee.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services, except any such disbursements, advances or expenses as may be attributable to its negligence, willful misconduct or bad faith as determined by a court of competent jurisdiction.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Company and each Guarantor, jointly and severally, shall indemnify the Trustee and its officers, directors, employees and agents against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of this trust and the performance of its duties under this Indenture, including the costs and expenses of enforcing this Indenture or Guarantee against the Company or a Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Company, any Guarantor, any Holder or any other Person).  The obligation to pay such amounts shall survive the payment in full or defeasance of the Notes or the removal or resignation of the Trustee.  The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company or any Guarantor of its indemnity obligations hereunder.  The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company’s expense in the defense.  Such indemnified parties may have separate counsel and the Company and the Guarantors, as applicable, shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Company and the Guarantors, as applicable, and such parties in connection with such defense.  The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, negligence or bad faith as determined by a court of competent jurisdiction.

To secure the Company’s and the Guarantors’ payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes pursuant to Article 8 hereof or otherwise.

The Company’s and the Guarantors’ payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee.  Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if adequate indemnity against such risk or liability is not assured to its satisfaction.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

SECTION 7.08      Replacement of Trustee

(a)          A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing, and may appoint a successor Trustee.  The Company shall remove the Trustee if:

(i)            the Trustee fails to comply with Section 7.10;

(ii)           the Trustee is adjudged bankrupt or insolvent, or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)          a receiver or other public officer takes charge of the Trustee or its property; or

(iv)          the Trustee otherwise becomes incapable of acting.

(c)            If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(d)           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall send a notice of its succession to the Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

(e)            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(f)            If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the Trust Indenture Act, any Holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(g)           Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09      Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10      Eligibility; Disqualification.  There will at all times be a Trustee hereunder that is an entity organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

SECTION 7.11      Preferential Collection of Claims Against the Company.  The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act.  A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.

SECTION 7.12      Tax Payment and Tax Withholding Obligations.  In order to comply with applicable tax laws, rules and regulations a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to (“Applicable Law”) related to this Indenture, the Company agrees, upon written request by the Trustee, to provide to the Trustee such requested information about such parties and/or transactions (including any modification to the terms of such transactions) so it can determine whether it has any tax related obligations under Applicable Law that the Company has in its possession.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01      Discharge of Liability on Notes; Defeasance.  This Indenture shall be discharged and shall cease to be of further effect as to all outstanding Notes when either:

(a)            (i) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from trust, have been delivered to the Trustee for cancellation; or (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to, but not including, the date of maturity or redemption together with irrevocable instructions from the Company to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be;

(b)           the Company and/or the Guarantors have paid or caused to be paid all sums payable by it under this Indenture; and

(c)           the Company has delivered an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to the satisfaction and discharge have been satisfied.

Subject to Section 8.02, the Company may, at its option and at any time, elect to discharge (i) all of its obligations under the Notes and this Indenture (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, 4.12, 4.14 and  4.15 for the benefit of the Holders and the operation of Section 5.01 and Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries of the Company only), 6.01(h) (with respect to Significant Subsidiaries of the Company only) and 6.01(i) (“covenant defeasance option”) for the benefit of the Holders.  The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.  In the event that the Company terminates all of its obligations under the Notes and this Indenture by exercising its legal defeasance option or its covenant defeasance option, the obligations of each Guarantor under its Guarantee of the Notes shall be terminated simultaneously with the termination of such obligations so long as no Notes are then outstanding.

If the Company exercises its legal defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default.  If the Company exercises its covenant defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default specified in Section 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries of the Company only), 6.01(h) (with respect to Significant Subsidiaries of the Company only), 6.01(i) or because of the failure of the Company to comply with subclause (a)(iv) of Section 5.01.

Upon satisfaction of the conditions set forth herein and upon request of and at the expense of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

Notwithstanding Section 8.01(a) above, the Company’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in this Article 8 shall survive until the Notes have been paid in full.  Thereafter, the Company’s obligations in Sections 7.07, 8.05 and 8.06 shall survive such satisfaction and discharge.

SECTION 8.02      Conditions to Defeasance

(a)            The Company may exercise its legal defeasance option or its covenant defeasance option, in each case, with respect to the Notes only if:

(i)            the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Company must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(ii)           in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, (a) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or (b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)          in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)          no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(v)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Existing Credit Facilities have been issued or any other material agreement or instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(vi)          the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any Guarantor or others; and

(vii)         the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Notwithstanding the foregoing, an Opinion of Counsel required by Section 8.02(a)(ii) with respect to legal defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their stated maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

(b)            Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article 3.

SECTION 8.03      Application of Trust Money.  The Trustee shall hold in trust money or Government Securities (including proceeds thereof) deposited with it pursuant to this Article 8.  It shall apply the deposited money and the money from Government Securities through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes so discharged or defeased.

SECTION 8.04      Repayment to Company.  Each of the Trustee and each Paying Agent shall promptly turn over to the Company upon written request any money or Government Securities held by it as provided in this Article which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if Government Securities have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05      Indemnity for Government Securities.  The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Securities or the principal and interest received on such Government Securities.

SECTION 8.06      Reinstatement.  If the Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or Government Securities in accordance with this Article 8; provided, however, that, if the Company has made any payment of principal of or interest on, any such Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or any Paying Agent.

ARTICLE 9

AMENDMENTS AND WAIVERS

SECTION 9.01      Without Consent of the Holders.  The Company, the Guarantors (with respect to a Guarantee or this Indenture to which it is a party) and the Trustee may amend or supplement this Indenture and any Guarantee or the Notes without the consent of any Holder:

(i)            to cure any ambiguity, omission, mistake, defect or inconsistency as certified by the Company;

(ii)           to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(iii)          to comply with the covenant relating to mergers, consolidations and sales of assets;

(iv)          to provide for the assumption of the Company’s or any Guarantor’s obligations to the Holders in a transaction that complies with this Indenture;

(v)           to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(vi)          to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor;

(vii)         to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(viii)        to add a Guarantor under this Indenture or to release a Guarantor in accordance with the terms of this Indenture and to provide for any local law restrictions required by the jurisdiction of organization of such Guarantor;

(ix)          to make certain changes to this Indenture to provide for the issuance of Additional Notes; or

(x)           to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation to facilitate the issuance of the Notes and administration of this Indenture; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

SECTION 9.02      With Consent of the Holders.  Notwithstanding Section 9.01 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07, any past or existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with the purchase of, or tender offer or exchange offer for, the Notes).  Section 2.09 and Section 11.05 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.  However, without the consent of each Holder of an outstanding Note affected, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:
(i)            reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(ii)           reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to Sections 4.06, 4.08 and 4.17);

(iii)          reduce the rate of or change the time for payment of interest on any Note;

(iv)          waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(v)           make any Note payable in money other than that stated in such Note;

(vi)          make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(vii)         make any change to this Section 9.02;

(viii)        impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(ix)          make any change to or modify the ranking of the Notes that would materially adversely affect the Holders; or

(x)           except as expressly permitted by this Indenture, modify the Guarantee of any Significant Subsidiary, or any group of Subsidiaries of the Company that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary, in any manner adverse to the Holders.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

SECTION 9.03      Revocation and Effect of Consents and Waivers

(a)            A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives written notice of revocation delivered in accordance with Section 11.01 before the date on which the Trustee receives an Officer’s Certificate from the Company certifying that the requisite principal amount of Notes have consented.  After an amendment or waiver becomes effective, it shall bind every Holder.  An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of consents by the Holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.

(b)           The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding Section 9.03(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.04      Notation on or Exchange of Notes.  If an amendment, supplement or waiver changes the terms of a Note, the Company may require the Holder to deliver it to the Trustee.  The Trustee at the direction of the Company may place a notation on the Note regarding the changed terms and return it to the Holder.  Alternatively, if the Company so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate, upon receipt of an Authentication Order, a new Note that reflects the changed terms.  Failure to make a notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.05      Trustee to Sign Amendments.  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may but need not sign it.  In signing any amendment, supplement, or waiver, the Trustee shall receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and the Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.  Notwithstanding the foregoing, an Officer’s Certificate and an Opinion of Counsel shall not be required in connection with the addition of any Guarantor under this Indenture on the Issue Date upon execution and delivery by such Guarantor and the Trustee of a Supplemental Indenture to this Indenture.

SECTION 9.06      Additional Voting Terms; Calculation of Principal Amount.  Except as otherwise set forth herein, all Notes issued under this Indenture shall vote and consent as a single class on all matters as to which any of such Notes may vote.  Determinations as to whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article 9 and Section 2.14.

ARTICLE 10

GUARANTEES

SECTION 10.01    Guarantees

(a)            Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees on an unsecured basis, as a primary obligor and not merely as a surety, to each Holder and the Trustee and their successors and assigns (i) the full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, premium, if any, or interest on, if any, the Notes and all other monetary obligations of the Company under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes, in each case on the terms set forth in this Indenture including, without limitation Section 10.02 hereof, by executing this Indenture (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).

Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)           Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations.

(c)            Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(d)           Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.

(e)            Subject to Section 10.02 hereof, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations.  Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(f)            In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Company to the Trustee.

(g)           Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Trustee in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations.  Each Guarantor further agrees that, as between it, on the one hand, and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

(h)           Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

Each Guarantor shall promptly execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 10.02    Limitation on Liability.  Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that, any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.  Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

SECTION 10.03    Releases

(a)            A Guarantee as to any Subsidiary Guarantor shall be automatically and unconditionally released and discharged upon:

(i)            (a) any sale, exchange, disposition or transfer (including through consolidation, merger or otherwise) of (x) the Capital Stock of such Subsidiary Guarantor, after which such Subsidiary Guarantor is no longer a Subsidiary, or (y) all or substantially all the assets of such Subsidiary Guarantor, which sale, exchange, disposition or transfer in each case is made in compliance with Section 4.06(a)(i) and (ii) and, if applicable, such Subsidiary Guarantor’s guarantee of the Obligations under the Existing Credit Facilities and any other Indebtedness of the Company or its Subsidiaries is also released; (b) in the case of any Subsidiary that after the Issue Date is required to guarantee the Notes pursuant to the covenant described under Section 4.11, the release, discharge or termination of the guarantee by such Subsidiary Guarantor of the guarantee which resulted in the creation of such Guarantees, except a release, discharge or termination by or as a result of payment under such guarantee; (c) upon the consolidation or merger of any Subsidiary Guarantor with and into the Company or another Subsidiary Guarantor that is the surviving Person in such consolidation or merger, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to the Company or another Subsidiary Guarantor; or (d) the Company exercising its legal defeasance option or covenant defeasance option as described under Article 8 or the Company’s obligations under this Indenture being discharged in accordance with the terms of this Indenture; and

(ii)           the Company delivering to the Trustee an Officer’s Certificate of such Guarantor or the Company and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

SECTION 10.04    Successors and Assigns.  This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.05    No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.06    Modification.  No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.07    Execution of Supplemental Indenture for Future Guarantors.  Each Subsidiary which is required to become a Guarantor pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C pursuant to which such Subsidiary or other Person shall become a Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations.  Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.  Notwithstanding the foregoing, an Officer’s Certificate and an Opinion of Counsel shall not be required in connection with the addition of any Guarantor under this Indenture on the Issue Date upon execution and delivery by such Guarantor and the Trustee of a Supplemental Indenture to this Indenture

SECTION 10.08    Non-Impairment.  The failure to endorse a Guarantee on any Note shall not affect or impair the validity thereof.

SECTION 10.09    Benefits Acknowledged.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

ARTICLE 11

MISCELLANEOUS

SECTION 11.01    Notices

(a)            Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person, via facsimile, electronic mail in pdf format, mailed by first-class mail (registered or certified, return receipt requested) or overnight air courier guaranteeing next day delivery, to the addressed as follows::

if to the Company or a Guarantor:

c/o HomeFed Corporation
1903 Wright Pl # 220
Carlsbad, CA 92008-6584
Attn: President
Facsimile: (760) 918-8210

With a copy to (which copy shall not constitute notice):

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Lyuba Goltser Esq.
Facsimile: (212) 310-8007

Leucadia National Corporation
520 Madison Avenue
New York, NY 10022
Attn: Jimmy Hallac
Facsimile: (212) 598-3241

if to the Trustee:

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402
Attn: HomeFed Corporation Administrator
Facsimile: (612) 217-5651

The Company, any Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile or electronic mail in pdf format; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(b)           Any notice or communication mailed to a Holder shall be delivered electronically or mailed, first class mail (certified or registered, return receipt requested), by overnight air courier guaranteeing next day delivery or emailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed or sent within the time prescribed.

(c)            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the standing instructions from the Depositary (or its designee), including by electronic mail in accordance with accepted practices at the Depositary.

Notwithstanding the foregoing, any notices or communications given to the Trustee shall be deemed effective only upon receipt by the Trustee at its Corporate Trust Office.

The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods believed by it to be genuine by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company or any Holder.  The Company agrees to assume all risks arising out of interception and misuse by third-parties of such instructions or directions sent by e-mail, facsimile or other similar unsecured electronic methods.

SECTION 11.02    Communication by the Holders with Other Holders.  The Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Guarantors, the Trustee, the Registrar and other Persons shall have the protection of Section 312(c) of the Trust Indenture Act.

SECTION 11.03    Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company or any Guarantor to the Trustee to take or refrain from taking any action under this Indenture, the Company or such Guarantor shall furnish to the Trustee:

(a)           an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)           an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.04    Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

(a)            a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)            a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an officer’s certificate as to matters of fact); and

(d)           a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 11.05    When Notes Disregarded.  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company any Guarantor or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 11.06    Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of the Holders.  The Registrar and a Paying Agent may make reasonable rules for their functions.

SECTION 11.07    Legal Holidays.  If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period.  If a regular record date is not a Business Day, the record date shall not be affected.

SECTION 11.08    GOVERNING LAW; WAIVER OF JURY TRIAL.  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR TO SUCH STATUTE).  EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 11.09    No Recourse Against Others.  No past, present or future director, officer, employee, manager, incorporator, member, partner or stockholder of the Company or any Guarantor or any of their Subsidiaries shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 11.10    Successors.  All agreements of the Company and each Guarantor in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11    Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.  The exchange of copies of this Indenture and of signature pages by facsimile or email (in PDF format or otherwise) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or email (in PDF format or otherwise) shall be deemed to be their original signatures for all purposes.

SECTION 11.12    Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part of this Indenture and shall not modify or restrict any of the terms or provisions of this Indenture.

SECTION 11.13    Indenture Controls.  If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 11.14    Severability.  In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 11.15    Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.16    U.S.A. Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.

SECTION 11.17    No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

HOMEFED CORPORATION
as Company

By:	/s/ Paul Borden
Name: Paul Borden
Title: President

[Signature Page to the Indenture – HomeFed Corporation]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

BEI - Beach LLC
as Guarantor

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: President

[Signature Page to the Indenture – BEI - Beach LLC]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

MC Leisure LLC
as Guarantor

By:	BEI Beach LLC, its sole member

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: President

[Signature Page to the Indenture – MC Leisure LLC]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

CDS Holding Corporation
as Guarantor

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: President

[Signature Page to the Indenture – CDS Holding Corporation]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

CDS Devco
as Guarantor

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: President

[Signature Page to the Indenture – CDS Devco]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

HFC-Glen Cove, LLC
as Guarantor

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: President

[Signature Page to the Indenture – HFC-Glen Cove, LLC]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

HFC-Rockport, LLC
as Guarantor

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: President

[Signature Page to the Indenture – HFC-Rockport, LLC]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

HOFD Ashville Park LLC
as Guarantor

By:	HomeFed Corporation, its Sole Member

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: President

[Signature Page to the Indenture – HOFD Ashville Park LLC]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

HomeFed Fanita Rancho, LLC
as Guarantor

By:	HomeFed Corporation, its Sole Member

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: President

[Signature Page to the Indenture – HomeFed Fanita Rancho, LLC]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

JWO Land, LLC
as Guarantor

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: President

[Signature Page to the Indenture – JWO Land, LLC]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

HomeFed Resources Corporation
as Guarantor

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: President

[Signature Page to the Indenture – HomeFed Resources Corporation]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

HomeFed Otay Land II, LLC
as Guarantor

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: President

[Signature Page to the Indenture – HomeFed Otay Land II, LLC]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

HomeFed Village 2 West, LLC
as Guarantor

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: President

[Signature Page to the Indenture – HomeFed Village 2 West, LLC]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

HomeREN, Inc.
as Guarantor

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: President

[Signature Page to the Indenture – HomeREN, Inc.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

BRP Leasing LLC
as Guarantor

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: President

[Signature Page to the Indenture – BRP Leasing LLC]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

LUK-MB2, LLC
as Guarantor

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: President

[Signature Page to the Indenture – LUK-MB2, LLC]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

LUK-MB3, LLC
as Guarantor

By:	HomeFed Corporation, its Sole Member

By:	/s/ Paul J. Borden
Name:Paul J. Borden
Title: President

[Signature Page to the Indenture – LUK-MB3, LLC]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

LUK-MB5, LLC
as Guarantor

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: President

[Signature Page to the Indenture – LUK-MB5, LLC]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

LUK-REN II, Inc.
as Guarantor

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: President

[Signature Page to the Indenture – LUK-REN II, Inc.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Maine Seabord Realty, LLC
as Guarantor

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: President

[Signature Page to the Indenture – Maine Seabord Realty, LLC]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

North East Point, LLC
as Guarantor

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: President

[Signature Page to the Indenture – North East Point, LLC]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Otay Land Company, LLC
as Guarantor

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: President

[Signature Page to the Indenture – Otay Land Company, LLC]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Flat Rock Land Company, LLC
as Guarantor

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: Manager

[Signature Page to the Indenture – Flat Rock Land Company, LLC]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Otay Valley Development Company, LLC
as Guarantor

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: President

[Signature Page to the Indenture – Otay Valley Development Company, LLC]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Bird Ranch Development Company, LLC
as Guarantor

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: President

[Signature Page to the Indenture – Bird Ranch Development Company, LLC]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Pacho Holdings, Inc.
as Guarantor

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: President

[Signature Page to the Indenture – Pacho Holdings, Inc.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Palm Isle Capital, LLC
as Guarantor

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: President

[Signature Page to the Indenture – Palm Isla Capital, LLC]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Panama City BEI Holdings, LLC
as Guarantor

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: Manager

[Signature Page to the Indenture – Panama City BEI Holdings, LLC]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Panama City Land Company, LLC
as Guarantor

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: President

[Signature Page to the Indenture – Panama City Land Company, LLC]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

St. Andrew Bay Land Company, LLC
as Guarantor

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: President

[Signature Page to the Indenture – St. Andrew Bay Land Company, LLC]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

10 Acre, LLC
as Guarantor

By:	St. Andrew Bay Land Company, LLC, as Sole Manager

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: President

[Signature Page to the Indenture – 10 Acre, LLC]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Academy Park Homes, LLC
as Guarantor

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: President

[Signature Page to the Indenture – Academy Park Homes, LLC]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Rampage Vineyard, LLC
as Guarantor

By:	HomeFed Corporation, its Sole Member

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: President

[Signature Page to the Indenture – Rampage Vineyard, LLC]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

San Luis Bay Holdings, Inc.
as Guarantor

By:	/s/ Paul J. Borden
Name: Paul J. Borden
Title: President

[Signature Page to the Indenture – San Luis Bay Holdings, Inc.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

HomeFed Otay Construction, Inc.
as Guarantor

By:	/s/ Erin N. Ruhe
Name: Erin N. Ruhe
Title: Vice President

[Signature Page to the Indenture – HomeFed Otay Construction, Inc.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

HomeFed Village III, LLC
as Guarantor

By:	/s/ Erin N. Ruhe
Name: Erin N. Ruhe
Title: Vice President

[Signature Page to the Indenture – HomeFed Village III, LLC]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

HomeFed Village III Master, LLC
as Guarantor

By:	/s/ Erin N. Ruhe
Name: Erin N. Ruhe
Title: Vice President

[Signature Page to the Indenture – HomeFed Village III Master, LLC]

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

By:	/s/ Hallie E. Field
Name: Hallie E. Field
Title: Assistant Vice President

Schedule A

Debt:

1. $1.25 million line of credit pursuant to a Letter of Credit between the Company and each of California Bank & Trust and The Bank of Nova Scotia, as lenders.

2. Ordinary-course corporate credit cards, issued by California Bank & Trust, with an aggregate limit of $200,000, issued in the names of Paul Borden, Erin Ruhe, Chris Foulger and Kent Aden.

Schedule A

Schedule B

1. Otay Village III Lender, LLC

2. Otay Village III Manager, LLC

3. San Elijo Ranch, Inc. and its subsidiaries

3. Village of Escaya Apartments, LLC

Schedule B

APPENDIX A
PROVISIONS RELATING TO ORIGINAL NOTES AND ADDITIONAL NOTES

1.	Definitions.

1.1	Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Agent Member” means a member of, or a participant in, the Depositary.

“AI” or “Accredited Investor” means an “accredited investor” as described in Rule 501(a) under the Securities Act, who is not also a QIB.

“AI Notes” means all Notes sold to an AI as described in Rule 501(a) under the Securities Act.

 “Definitive Note” means a certificated Note (bearing the Restricted Securities Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Global Notes Legend” means the legend set forth in Section 2.2(f)(i).

“Notes Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

 “Placement Agent” means Jefferies LLC.

“Purchase Agreement” means (a) the Purchase Agreements dated September 28, 2017, among the Company, the Guarantors and the Purchasers party thereto and (b) any other similar Purchase Agreement relating to Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.  “Regulation S” means Regulation S under the Securities Act.

“Regulation S Notes” means all Notes offered and sold outside the United States in reliance on Regulation S.

“Restricted Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date, and with respect to any Additional Notes that are Transfer Restricted Notes, it means the comparable period of 40 consecutive days.

“Restricted Notes Legend” means the legend set forth in Section 2.2(f)(i) herein.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

“Rule 501” means Rule 501(a) under the Securities Act.

Appendix A-1

“Transfer Restricted Definitive Notes” means Definitive Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Transfer Restricted Global Notes” means Global Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Transfer Restricted Notes” means Transfer Restricted Definitive Notes and Transfer Restricted Global Notes.

 “Unrestricted Definitive Note” means Definitive Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

“Unrestricted Global Note” means Global Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

1.2	Other Definitions.

Term:	Defined in Section:
Clearstream	2.1(b)
Euroclear	2.1(b)
Global Notes	2.1(b)
Regulation S Global Notes	2.1(b)
Regulation S Permanent Global Note	2.1(b)
Regulation S Temporary Global Note	2.1(b)
Rule 144A Global Notes	2.1(b)

2.	The Notes.

2.1	Form and Dating; Global Notes.

(a)           The Original Notes issued on the date hereof will be (i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A, (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S and (3) except as set forth below, AIs in accordance with Rule 501.  Such Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, AIs in accordance with Rule 501.  Additional Notes offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more purchase agreements in accordance with applicable law.

(b)           Global Notes.  (i)  Rule 144A Notes initially shall be represented by one or more Notes in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”).

Regulation S Notes initially shall be represented by one or more Notes in fully registered, global form without interest coupons (collectively, the “Regulation S Temporary Global Note” and, together with the Regulation S Permanent Global Note (defined below), the “Regulation S Global Notes”), which shall be registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”) or Clearstream Banking, Société Anonyme (“Clearstream”).

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in a permanent Global Note (the “Regulation S Permanent Global Note”) pursuant to the applicable procedures of the Depository.  Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note.  The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

Appendix A-2

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

AI Notes initially shall be represented by one or more Notes in definitive, fully registered global form without interest coupons (collectively, the “AI Global Notes”).

The term “Global Notes” means the Rule 144A Global Notes, the Regulation S Global Notes and the AI Global Notes.  The Global Notes shall bear the Global Note Legend.  The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Notes Legend.

Members of, or direct or indirect participants in, the Depository shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes.  The Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(ii)           Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees.  Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2.  In addition, a Global Note shall be exchangeable for Definitive Notes if (x) the Depository (1) notifies the Company that it is unwilling or unable to continue as depository for such Global Note and the Company thereupon fails to appoint a successor depository within 90 days or (2) has ceased to be a clearing agency registered under the Exchange Act, (y) the Company, at its option and at the request of a Holder, notifies the Trustee that it elects to cause the issuance of Definitive Notes or (z) there shall have occurred and be continuing an Event of Default with respect to such Global Note and the Depository shall have requested such exchange; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (1) the expiration of the Restricted Period and (2) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.  In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

(iii)          In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (i) of this Section 2.1(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate, upon receipt of an Authentication Order, and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(iv)         Any Transfer Restricted Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Notes Legend.

(v)          Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in such Regulation S Global Note may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

Appendix A-3

(vi)          The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

2.2	Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except as set forth in Section 2.1(b).  Global Notes will not be exchanged by the Company for Definitive Notes except under the circumstances described in Section 2.1(b)(ii).  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10 of this Indenture.  Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.2(b), 2.2(c) or 2.2(g).

(b)           Transfer and Exchange of Beneficial Interests in Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository.  Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes.  Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)            Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person; and provided, further that prior to a transfer to an accredited investor, the transferee delivers a duly completed and signed certificate in the form of Exhibit B hereto.  A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust or cause to be adjusted the principal amount of the relevant Global Note pursuant to Section 2.2(g).

(iii)          Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in a Transfer Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Note if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note;

(B)          if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note; and

Appendix A-4

(C)          if the transferee will take delivery in the form of a beneficial interest in an AI Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note.

(iv)          Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in a Transfer Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(1)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or

(2)          if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Company or Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Company and Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.  If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v)          Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note.  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes.  A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.1(b)(ii).  A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.1(b)(ii).  In any case, beneficial interests in Global Notes shall be transferred or exchanged only for Definitive Notes.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.  Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii), (iii) or (iv) below, as applicable:

(i)            Transfer Restricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes.  If any Holder of a Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in a Transfer Restricted Global Note or to transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Transfer Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)         if the Holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in a Transfer Restricted Global Note, a certificate from such Holder in the form attached to the applicable Note;

Appendix A-5

(B)          if such Transfer Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such Holder in the form attached to the applicable Note;

(C)          if such Transfer Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form attached to the applicable Note;

(D)          if such Transfer Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such Holder in the form attached to the applicable Note;

(E)          if such Transfer Restricted Definitive Note is being transferred to an AI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such Holder in the form attached to the applicable Note, including the certifications, certificates and Opinion of Counsel, if applicable; or

(F)          if such Transfer Restricted Definitive Note is being transferred to the Company or a Subsidiary thereof, a certificate from such Holder in the form attached to the applicable Note;
the Trustee shall cancel the Transfer Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Note.

(ii)          Transfer Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Transfer Restricted Definitive Note may exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(1)          if the Holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form attached to the applicable Note; or

(2)          if the Holder of such Transfer Restricted Definitive Notes proposes to transfer such Transfer Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form attached to the applicable Note, and, in each such case, if the Company or Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Company and Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.  Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.  If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Definitive Notes transferred or exchanged pursuant to this subparagraph (ii).

Appendix A-6

(iii)          Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.  If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Notes transferred or exchanged pursuant to this subparagraph (iii).

(iv)          Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

(i)          Transfer Restricted Definitive Notes to Transfer Restricted Definitive Notes.  A Transfer Restricted Definitive Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Note if the Registrar receives the following:

(A)          if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(B)          if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(C)          if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Note;

(D)          if the transfer will be made to an AI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (C) above, a certificate in the form attached to the applicable Note; and

(E)          if such transfer will be made to the Company or a Subsidiary thereof, a certificate in the form attached to the applicable Note.

(ii)          Transfer Restricted Notes to Unrestricted Definitive Notes.  Any Transfer Restricted Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)          if the Holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for an Unrestricted Definitive Note, a certificate from such Holder in the form attached to the applicable Note; or

Appendix A-7

(B)          if the Holder of such Transfer Restricted Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form attached to the applicable Note, and, in each such case in this subparagraph (ii), if the Company or Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company and Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)          Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note at any time.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(iv)          Unrestricted Definitive Notes to Transfer Restricted Notes.  An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Note.

(f)            Legend.

(i)            Except as permitted by the following paragraph (ii), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS, AND THE NOTE EVIDENCED HEREBY (AND ANY INTEREST OR PARTICIPATION IN SUCH NOTE) MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OR OTHER TRANSFEREE OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER OR TRANSFEROR MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR ANOTHER EXEMPTION THEREUNDER. THE HOLDER OF THE NOTE EVIDENCED HEREBY (1) REPRESENTS (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANNG OF RULE 501(a) UNDER THE SECURITIES ACT AND (2) AGREES THAT SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND THAT PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH IS ATTACHED AS AN EXHIBIT TO THE INDENTURE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, AND IF THE PRINCIPAL AMOUNT TRANSFERRED IS LESS THAN $250,000, AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND REGISTRAR IF THE COMPANY OR REGISTRAR SO REQUESTS), (F) TO THE COMPANY OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (2) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE NOTE EVIDENCED HEREBY.”

Appendix A-8

Each Temporary Regulation S Note shall bear the following additional legend:

“THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS.  TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.”

Each Global Note shall bear the following additional legends:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

“TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(ii)           Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

Appendix A-9

(iii)          Upon a sale or transfer after the expiration of the Restricted Period of any Note acquired pursuant to Regulation S, all requirements that such Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Note be issued in global form shall continue to apply.

(iv)          Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(g)            Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(h)            Obligations with Respect to Transfers and Exchanges of Notes.

(i)            To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii)           No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.08, 4.06, 4.08 and 9.04of this Indenture).

(iii)          Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)          All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(i)             No Obligation of the Trustee.

(i)            The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to the Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository.  The Trustee may conclusively rely and shall be fully protected in so relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

Appendix A-10

(ii)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Appendix A-11

APPENDIX B

HomeFed Corporation, a Delaware corporation (“HomeFed”), proposes to raise up to $125,000,000 of financing under the EB-5 Immigrant Investor Program (the “EB-5 Program”) for a project comprising infrastructure improvements for the 426-acre Otay Ranch Village 3 North property located in Chula Vista, California along Heritage Road between Main Street and Olympic Parkway (“Village 3” or the “Property”), construction and management of a mixed-use town center with approximately 275 apartment units and 30,000 square feet of retail/community space (the “Town Center”), a joint venture with homebuilders to construct 948 for-sale homes and townhouses, and sale of other parcels (including single family lots, a school site and commercial and industrial land) within the property (collectively, the “Project”).  The Project is located in a targeted employment area (“TEA”), and is therefore eligible for the $500,000 minimum capital contribution under the EB-5 Program (as compared to a $1,000,000 minimum capital contribution for a project not located in a TEA).

In order for an investor to obtain permanent residency under the EB-5 Program, such investor’s investment must be responsible for creating ten (10) direct, indirect or induced jobs.  The Project intends to rely entirely on job creation determined through the use of reasonable methodologies in accordance with a report from an economist experienced in EB-5 financings.  As such, the Project should not need to demonstrate the direct hiring and retention of any employees in order for investors to be eligible for permanent residency.

Capitalized terms not defined in this Appendix B will have the meanings set forth in the indenture dated as of September 28, 2017 among the Company, the guarantors party thereto and Wilmington Trust, National Association as trustee.

The EB-5 Offering by a New Commercial Enterprise

HomeFed has formed Otay Village III Lender, LLC, a Delaware limited liability company, which is intended to serve as a as a new commercial enterprise under the EB-5 Program (the “NCE”).  The NCE is managed by Otay Village III Manager, LLC, a Delaware limited liability company (the “Manager”) a wholly-owned subsidiary managed by HomeFed.  Neither the NCE nor the Manager are individually or collectively “Significant Subsidiaries.” The Manager and the NCE will not be required to become Guarantors of HomeFed’s 6.50% Senior Notes due 2019 (the “Notes”) and will have no further obligations to guarantee the Notes.  The Manager will hold Class B Units in the NCE.  The NCE will offer and sell up to 250 of its Class A Units of the NCE to foreign nationals interested in obtaining an EB-5 visa (the “Offering”).  The Offering will be conducted in reliance upon the exemption from registration under the Securities Act of 1933, as amended, contained in Regulation D, Rule 506 promulgated under such statute.  Certain offers may also qualify for the exclusion from the registration requirements under such statute afforded by Regulation S.

The Offering will be conducted on a best-efforts basis by one or more offshore marketing agents in China and certain other foreign jurisdictions (“Offshore Marketing Agents”).  EB-5 programs of this size typically remain on the market between six (6) and twenty-four (24) months until they sell out or the Offering is otherwise terminated.

The price per Class A Unit will be $500,000 or such other amount as may become the minimum investment under the EB-5 Program for a project located in a TEA (the “Capital Contribution”).  As is customary in the EB-5 investment market, investors will also be required to pay to the Manager a processing fee of approximately 10% of the Capital Contribution to pay or reimburse organization and syndication costs attributable to the holders of Class A Units, including organizational expenses and marketing costs, commissions and fees incurred in connection with the Offering and the investors’ participation in the Offering (the “Processing Fee”).  The Processing Fee is not considered a capital contribution, and investors receive no credit to their capital account or investment return based upon the Processing Fee.  All or substantially all of the Processing Fees will be paid by the Manager to Offshore Marketing Agents.

The Class A Units are anticipated to have a preferred return of 0.25% per annum, subject to reduction for expenses incurred on behalf of Class A Unitholders, increases upon the initial maturity date of the Loan (defined below) or events of default under the Loan.  The base level of the preferred return may increase based on market conditions but will not exceed 1% per annum.  Distributions upon a “Capital Event” (generally, full or partial repayment of the Loan or full or partial repayment of a Reinvestment (defined below)), are paid first to the Class A Unitholders to the extent of their unpaid preferred returns, second to the Class A Unitholders as a return of their Capital Contributions, and third to the Manager as the holder of Class B Units; provided that, distributions to a Class A Unitholder for return of his or her Capital Contribution will not occur if such Class A Unitholder has not yet received approval of his or her I-829 petition for removal of conditions on permanent residency under the EB-5 Program.  This is due to the EB-5 Program requirement that the Capital Contribution must remain “at risk” throughout the investor’s conditional residency period.

Appendix B-1

All distributable profits of the NCE (consisting of interest income on the Loan less expenses) in excess of preferred returns to Class A Units will be paid to the Manager as the holder of Class B Units.

HomeFed will advance funds in the form of intercompany loans to the Manager for out-of-pocket expenses reasonably incurred by or on behalf of the Manager and the NCE that are directly related to the organization of the NCE and the Manager and the marketing and sale of the Offering, including, but not limited to, legal fees and expenses, translation expenses, escrow expenses and commissions, filing fees, reasonable travel and entertainment expenses, fees and expenses relating to the production of marketing materials and the funding of reserves with respect to such expenses as determined by the Manager (“HomeFed Start-Up Expense Advances”).  HomeFed Start-Up Expense Advances will not exceed $750,000.  HomeFed may also advance funds to the Manager for the NCE’s and the Manager’s operating expenses (including sales commissions and referral expenses), to  the extent that such expenses cannot be covered from interest payments on the Loan or distributions by the NCE to the Manager (“HomeFed Operating Expense Advances,” and together with the HomeFed Start-Up Expense Advances, the “HomeFed Expense Advancements”).  The balance of HomeFed Operating Expense Advances will not at any time exceed the lesser of (a) the anticipated amount of future distributions to the Manager as Class B Unitholder of the NCE over the life of the Loan, assuming payment of all required interest payments under the Loan repayment in full of the Loan upon the Maturity Date (as the same may be extended) or (b) $2,000,000.  The NCE will be obligated to reimburse the Manager for the HomeFed Expense Advancements, and the Manager will be obligated to reimburse HomeFed for HomeFed Expense Advancements, in each case to the extent of funds available for such purpose (it being understand that Capital Contributions are not available for this purpose due to EB-5 Program requirements).  Except for HomeFed Expense Advancements, HomeFed and the Guarantors of the Notes will not transfer property, assets or securities to the Manager or the NCE or make any Investments in the Manager or the NCE that exceed $10,000 in the aggregate for both the NCE and the Manager.

Refundability Upon Conditional Visa Denial/Loan Acceleration and Provisional Refund Guaranty Agreement

Consistent with customary market practice in the EB-5 industry, investors who receive a denial of conditional residency from USCIS will be entitled to a refund of their Capital Contributions and Processing Fees, and upon refund of an investor’s Capital Contribution, such investor will cease to be a member of the NCE and he or she will forfeit his or her Class A Units.

To the extent that Capital Contributions remaining in the escrow account are insufficient to refund any investor’s Capital Contribution following a visa denial, the JCE will be required under the Loan Agreement (defined below) to repay to the NCE a sufficient principal amount of the Loan to enable the NCE to satisfy its obligation to such investor (the “Conditional Visa Denial Acceleration Obligation”).  The Conditional Visa Denial Acceleration Obligation of the JCE will be guaranteed by HomeFed under a guaranty agreement (the “Provisional Refund Guaranty Agreement”).  In the event the JCE or HomeFed provides funds for the return of a Capital Contribution, the obligation under the Loan Agreement will be reduced by such amount.

The Manager will also be required to return such investor’s Processing Fee.  The Manager’s obligation will not be guaranteed by HomeFed under the Provisional Refund Guaranty Agreement and will be an unsecured obligation of the Manager.  The Manager will be relieved of this obligation to the extent it is unable to obtain a return of funds advanced to Offshore Marketing Agents.

Appendix B-2

Bridge Loans

In anticipation of the EB-5 financing, HomeFed will make available to the HomeFed Village III, LLC, a job-creating entity under the EB-5 Program (the “JCE”), up to $125,000,000 in bridge loans (the “Bridge Loans”).  The JCE is currently a Guarantor of the Notes and will remain a Guarantor of the Notes until all Obligations under the Indenture and Notes are repaid in full in cash.  Under the EB-5 Program, if a project commences based on the interim or bridge financing prior to the receipt of the EB-5 capital and subsequently replaces such financing with EB-5 capital, the new commercial enterprise may still receive credit for the job creation under United States Citizenship and Immigration Service (“USCIS”) regulations.  As investor funds are invested and released from escrow (see “Release of EB-5 Funds from Escrow” below), such funds will be used first to repay Bridge Loans to HomeFed and then, after all Obligations under the Bridge Loans are fully repaid, for remaining costs that the JCE is obligated to incur under certain agreements with homebuilders with respect to the Project (the “Infrastructure Obligation”).

Due to limitations imposed by USCIS adjudication policy, HomeFed may not use EB-5 capital to repay the Notes.  HomeFed intends to repay the Notes using other available funds.

Release of EB-5 Funds from Escrow

Consistent with customary market practice in the EB-5 industry, the NCE will enter into an escrow agreement (the “Escrow Agreement”) with a third party escrow agent (the “Escrow Agent”).  Investors will fund their Capital Contributions (but not their Processing Fees) into an escrow account, and the Escrow Agreement will provide that one hundred percent (100%) of each investor’s Capital Contribution will be released to the NCE upon satisfaction of the following conditions, inter alia:

(a)           A minimum number of Class A Units in the NCE have been subscribed for, such minimum to be determined (and which may be one Class A Unit);

(b)           Such Class A Unitholder has filed its petition for conditional residency with USCIS;

(c)           The NCE has entered into a final loan agreement between the NCE and the JCE (the “Loan Agreement”);

(d)           There is no then-existing event of default under the Loan Agreement;

(e)           HomeFed has executed the Provisional Refund Guaranty Agreement;

(f)            The regional center affiliated with the NCE remains a USCIS designated EB-5 regional center; and

(g)           The NCE and the Manager have been released as Guarantors of the Sponsor’s obligations under the Notes, to the extent they previously were Guarantors.

The EB-5 Loan

The NCE will lend the entire amount of those Capital Contributions that are released from the Escrow Account to the JCE (the “Loan”) pursuant to the terms of the Loan Agreement.  Each advance under the Loan Agreement (each referred to as an “Advance”) will be made to the JCE in accordance with the conditions for the closing and disbursements of each Advance set forth in the Loan Agreement; provided that the basic terms of the Loan Agreement, the Advances and other related documents shall include the following terms:

(a)           Advances will occur following an initial closing upon satisfaction of customary pre-conditions to construction funding, including certification of expenditures on the Infrastructure Obligation.

(b)           During the period commencing on the date of the first Advance and ending on the expiration of the term of the Loan (the “Loan Maturity Date”), the unpaid principal balance of the Loan will accrue interest at a simple (non-compounded) rate of 6% per annum or less unless increased upon an extension of the Loan Maturity Date, which increased rate shall not exceed 6.5% per annum prior to repayment in full of all Obligations under the Indenture and the Notes; provided, however, that prior to repayment in full of all Obligations under the Indenture and the Notes, the interest rate of the Loan may be increased upon an extension of the Loan Maturity Date above 6.5% per annum, but not to exceed 9% per annum; provided, further that if the interest rate of the Loan exceeds 6.5% per annum, holders of the Notes shall be entitled to an interest rate per annum on the Notes equal to such interest rate on the Loan.  Interest on the Loan will be paid quarterly in arrears.

Appendix B-3

(c)            The maturity date of the Loan (the “Maturity Date”) shall be five or more years from the date of the first Loan closing; provided that the JCE is intended to have the right to extend the Maturity Date by up to four years (via one-year extension rights), subject to an increase in interest rate as provided for in clause (b) above.  Unless any earlier right to repayment arises pursuant to the Loan Agreement as described herein, the JCE will be obligated to pay the outstanding principal amount of the Loan and any accrued but unpaid interest in a single balloon payment due on the Maturity Date.

(d)1          The JCE will have the right to pre-pay, without penalty or premium, all or any portion of an Advance funded with the Capital Contribution of a holder of Class A Units after such investor has (i) received permanent residency, (ii) has otherwise become disqualified from being a member of the NCE, or (iii) has withdrawn his or her immigration petition voluntarily or involuntarily.  The JCE may not make any voluntary re-payments or pre-payments of the Loan prior to repayment in full in cash of all Obligations under the Indenture and the Notes, and the JCE may not make any mandatory re-payments or pre-payments of the Loan prior to repayment in full in cash of all Obligations under the Indenture and the Notes except as provided under the Conditional Visa Denial Acceleration Provision (such voluntary and mandatory re-payments or prepayments, the “EB-5 Prepayments”), unless, in the case of any EB-5 Prepayments, the amount of additional Indebtedness that HomeFed is permitted to incur is reduced in accordance with Section 4.03(b)(ix) of the Indenture.

(e)           Subject to clause (d) above, the JCE may pre-pay, upon payment of a premium to be determined, any amounts of the Loan, but only upon the availability of a determination from USCIS that such prepayment will not adversely affect the processing of any pending immigration petition of a holder of Class A Units, and only with consent of the NCE.  The premium will be designed to enable the NCE to discharge its contractual obligations associated with the Offering, pay previously unreimbursed HomeFed Expense Advances and pay the preferred returns on Class A Units.

(f)            The Loan shall be secured by any or all of the properties listed on Schedule 1 hereto with a Loan to value ratio based on appraised value (“LTV”) equal to or greater than a minimum LTV of  no less than 80% prior to repayment in full of all Obligations under the Indenture and the Notes.  Such collateral may be substituted with one or more properties listed on Schedule 1 or Schedule 2 hereto; provided that the foregoing LTV requirements are satisfied giving effect to such substitution (the collateral pledged at any given time, the “Collateral”). The Loan Agreement will contain a condition to each Advance that sufficient collateral be pledged to meet the LTV requirement giving effect to the Advance.  However, while any Obligations under the Notes or the Indenture are outstanding, the LTV immediately following any Advance shall not be less than 80% based on the total principal outstanding under Loan (including such Advance) and the total appraised value of all Collateral pledged. This LTV covenant will be measured for compliance no more often than (a) as a condition to each Advance; (b) as a condition to substitution of Collateral; (c) as required, in the reasonable opinion of legal counsel to the NCE, to maintain the exemption from registration under Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended, should the exemption under Section 3(c)(1) of such law not be available; and (d) the end of each calendar quarter.  Moreover, for purposes of determining the value of Collateral, the Loan Agreement shall not require an appraisal that is more current than three (3) months prior to any LTV covenant measurement date.

(g)           Prior to the repayment in full in cash of all Obligations under the Indenture and the Notes, the Loan shall be Subordinated Indebtedness that is subordinated in right of payment to the JCE’s guarantee of the Notes and to all other Obligations owed by the JCE to HomeFed and other Guarantors of the Notes (including under the Bridge Loan).  The NCE and the JCE shall enter into a subordination agreement (the “Subordination Agreement”) with the Trustee for the Notes, in form and substance acceptable to the Trustee, that contains customary protections for the Holders of the Notes, including:

Payment Subordination.  Notwithstanding anything to the contrary in the Loan Agreement, until repayment in full in cash of all Obligations under the Indenture and the Notes, no payments or distributions shall be made by the JCE, HomeFed or any of their Subsidiaries to the NCE in respect of the Loan; provided, however, that, subject to the provisions described below, cash interest payments payable on regular interest payment dates and payments required under the Conditional Visa Denial Acceleration Obligation and the Provisional Refund Guaranty Agreement, and HomeFed Expense Advancements, will be permitted..  The Subordination Agreement shall not preclude the NCE from proceeding against the Collateral and retaining the proceeds therefrom to the maximum extent permitted by applicable law.

[2]	Note to Company: This provision may need to be amended in the Loan Agreement. Please confirm.

Appendix B-4

Payment Blockage.  If an Event of Default occurs and is continuing under the Indenture and the Notes, then no cash interest payments on account of the Loan shall be made during the period commencing on the earliest date the Trustee, HomeFed, the JCE or the NCE receives notice of, or otherwise becomes aware of, such Event of Default.  Payments required under the Conditional Visa Denial Acceleration Obligation, the Provisional Refund Guaranty Agreement and HomeFed Expense Advancements may continue during such Event of Default.

Turnover of Payments.  Until repayment in full in cash of all Obligations under the Indenture and the Notes, any payments or proceeds of any property, assets or securities received (other than the Collateral) by any agent or trustee for the Loan or received by the NCE (whether from HomeFed, the JCE, any of their Subsidiaries or another party on behalf of the JCE or otherwise and whether in insolvency, liquidation or bankruptcy proceedings or otherwise), paid in violation of the Subordination Agreement, shall be held in trust for the holders of the Notes and shall be turned over to the Trustee for the Notes until the repayment in full in cash of all Obligations under the Indenture and the Notes.

Mandatory Prepayment of the Bridge Loans.  If the JCE sells, leases or otherwise transfers all or any part of its assets outside the ordinary course of business, incurs any Indebtedness secured by all or any part of its assets (other the Loan or its guaranty of the Notes), or effects the sale of any of its equity securities, the JCE shall, promptly following receipt of the proceeds from any such sale, lease or other transfer or issuance of Indebtedness or equity securities, repay the Bridge Loans to HomeFed in the amount of the net proceeds therefrom.  HomeFed shall use the proceeds from any such payment of the Bridge Loans (including any prepayment thereof) to repay the Obligations under the Indenture and the Notes.  For the avoidance of doubt, the foregoing sentence does not apply to the repayment of Bridge Loans using proceeds of the Loan.

Insolvency/Liquidation.

o
Prior Payment.  In the event of any insolvency or bankruptcy proceedings relative to HomeFed, the JCE, or any of their Subsidiaries or their property, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, or, in the event of any proceedings for voluntary liquidation, dissolution or other winding up of HomeFed, the JCE, or any of their Subsidiaries HomeFed, all Obligations under the Indenture and the Notes shall be paid in full in cash before any distribution made on account of the Loans, excluding distributions from proceeds of the Collateral.

o
Payments To Which the NCE Would Otherwise Be Entitled. Until all Obligations under the Indenture and the Notes are paid in full in cash, any payment or distribution of any property, assets or securities (other than the Collateral) of the JCE, HomeFed or any of their Subsidiaries of any kind or character, whether in cash or other property, to which the NCE would be entitled but for the Subordination Agreement shall be made by the JCE, HomeFed or any of their Subsidiaries or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution directly to the Trustee for the Indenture and the Notes to the extent necessary to pay all Obligations under the Indenture and the Notes in full in cash.

Appendix B-5

o
Relief from Automatic Stay.  The NCE shall agree that, for so long as any Notes remain outstanding, the NCE shall not seek or request relief from or modification of the automatic stay in bankruptcy, except with respect to its rights in the Collateral.  Further, the NCE shall agree not to oppose any motion made by the Trustee or Holders of the Notes to lift the automatic stay, except with respect to its rights in the Collateral.

o
Post-Petition Interest.  The NCE shall not oppose or seek to challenge any claim by the Trustee or Holders of the Notes for allowance in any bankruptcy, insolvency or liquidation proceeding of post-petition interest, fees or expenses.

o
Plan Participation/Right to Vote. The NCE shall agree not to propose or support a plan of reorganization that does not result in the satisfaction of all Obligations under the Indenture and the Notes in full in cash.

Subrogation. The NCE shall waive any rights of subrogation it may acquire as a result of any payment under the Loan Agreement until repayment in full in cash of all Obligations under the Indenture and the Notes.

Acknowledgement of Inducement.  The NCE, by entering into the Subordination Agreement, shall acknowledge and agree that the provisions of the Subordination Agreement are, and are intended to be, an inducement and a consideration to the Holders of the Notes, whether the Notes were acquired before or after the first Advance under the Loan, to acquire and continue to hold, or to continue to hold, the Notes and the Holders of the Notes shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, the Notes.

Effectiveness of Subordination Agreement.  The Subordination Agreement (including the Payment Subordination and Turnover of Payments provisions therein) shall continue in full force and effect after the filing of any petition by or against the JCE, HomeFed or any of their Subsidiaries under the Bankruptcy Code or any Bankruptcy Law (and all converted or succeeding cases in respect thereof).

(h)           Except with respect to customary recourse carve-out guarantees and the Provisional Refund Guaranty Agreement, the Loan will be non-recourse to HomeFed.

(i)            The Loan Agreement and other related documents may not include any encumbrance or restriction on the ability of the JCE to honor its guarantee of the Notes or its Obligations owed to HomeFed (including under the Bridge Loan), except for encumbrances or restrictions existing under or by reason of any of the exceptions set forth in Section 4.05 of the Indenture.

Use of Loan Proceeds/Repayment of the Bridge Loans

Proceeds from the Loan will be used either directly for the Infrastructure Obligation or to repay the Bridge Loans and for no other purpose.

Such use of proceeds will enable HomeFed to deploy other liquid assets that would otherwise be required to fund the Infrastructure Obligation for other purposes, including repayment of the Notes.

Reinvestment of Repaid Loan Proceeds

If the JCE sells or refinances the Project before the end of conditional residence of some or all investors, such investors might be found by USCIS to have failed to maintain their investment at risk in the Project and might not be able to obtain removal of conditions for permanent residency.  Therefore, if, at any time during the conditional resident status period for any investor, any Loan amount is paid or prepaid by the JCE, the NCE will have the option to reinvest proceeds of the Loan that have been repaid in alternate investments that qualify under the EB-5 Program for the purpose of preserving the investors’ “at risk” investment and eligibility for permanent residency (a “Reinvestment”).  The Manager’s current intention is to reinvest Loan repayment proceeds in another real estate construction project of HomeFed that will (a) be consistent with USCIS adjudication policy for sustainment of the investment, (b) preserve the NCE’s exemption from the Investment Company Act of 1940 under Section 3(c)(5)(c) of such law applicable to a company that engages in the business of acquiring mortgages and mortgage-related instruments, and (c) in a manner in which the NCE would be able to call such investment within a reasonably short time in order to make funds available for distribution upon a capital event to Class A Unitholders that receive removal of conditions.  There can be no assurance that investment opportunities meeting these criteria will be available at the time of Loan repayment, and the Manager reserves the discretion to make any Reinvestment that is consistent with the limitations described in the NCE’s Operating Agreement, dated as of November 3, 2016 for Permitted Reinvestments.

Appendix B-6

USCIS petition adjudication policy prohibits any agreement with an investor to return a Capital Contribution after such investor has been approved for conditional residency (including a promise that only takes effect after such investor has obtained permanent residency and may therefore receive return of its investment).  Accordingly, the NCE will make no agreements with investors committing to return their Capital Contributions after approval for conditional residency.  However, as stated above, the NCE does intend to return Capital Contributions to investors as soon as practicable after the latter to occur of the Maturity Date (as the same may be extended) and each investor obtaining permanent residency.

Appendix B-7

Schedule 1
The ownership interest of HomeFed Corporation in:

1.	Village 2 West

2.	Village 8 East

3.	Village 8 West

4.	Village 9

5.	Village 10

Appendix B-8

Schedule 2

1.	Fanita Ranch (Santee, CA)

2.	The Market Common (Myrtle Beach, SC)

3.	Portions of Village 3 (Escaya) (Chula Vista, CA)

4.	Pacho (San Luis Obispo County, CA)

5.	Ashville Park (Virginia Beach, VA)

6.	Sweetbay (Panama City, FL)

Appendix B-9

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend]

THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS, AND THE NOTE EVIDENCED HEREBY (AND ANY INTEREST OR PARTICIPATION IN SUCH NOTE) MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OR OTHER TRANSFEREE OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER OR TRANSFEROR MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR ANOTHER EXEMPTION THEREUNDER. THE HOLDER OF THE NOTE EVIDENCED HEREBY (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANNG OF RULE 501(a) UNDER THE SECURITIES ACT AND (2) AGREES THAT SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND THAT PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH IS ATTACHED AS AN EXHIBIT TO THE INDENTURE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, AND IF THE PRINCIPAL AMOUNT TRANSFERRED IS LESS THAN $250,000, AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND REGISTRAR IF THE COMPANY OR REGISTRAR SO REQUESTS), (F) TO THE COMPANY OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (2) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE NOTE EVIDENCED HEREBY.

Each Temporary Regulation S Note shall bear the following additional legend:

“THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS.  TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.”

[FORM OF NOTE]

No.	$________

6.50% Senior Notes due 2019

CUSIP No.	________
ISIN No.	________

HomeFed Corporation, a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of          Dollars [, as the same may be revised from time to time on the Schedule of Increases or Decreases in Global Note attached hereto,]1 on October 1, 2019.

Interest Payment Dates:  April 1 and October 1

Record Dates:  March 15 and September 15

Additional provisions of this Note are set forth on the other side of this Note.

[1]	Use the Schedule of Increases and Decreases language if Security is in Global Form.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

HOMEFED CORPORATION
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
 AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee, certifies that this is
one of the Notes
 referred to in the Indenture.

By:
Authorized Signatory

Dated:

*/
If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE.”

[FORM OF REVERSE SIDE OF NOTE]

6.50% Senior Notes due 2019

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.              Interest

HomeFed Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.  The Company shall pay interest semiannually in arrears on April 1 and October 1 of each year, commencing April 1, 2018.3  Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, September 28, 20174 until the principal hereof is due.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, premium, if any, and interest at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; the Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period) at the same rate to the extent lawful.

2.              Method of Payment

The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 15 and September 15 preceding the interest payment date (whether or not a Business Day).  Holders must surrender Notes to the Paying Agent to collect principal payments.  The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary.  The Company shall make all payments in respect of a certificated Note (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made through the Paying Agent by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.              Paying Agent and Registrar

Initially, Wilmington Trust, National Association (the “Trustee”), will act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent or Registrar without notice.  The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent or Registrar.

4.              Indenture

The Company issued the Notes under an Indenture dated as of September 28, 2017 (the “Indenture”), among the Company, the Guarantors party thereto from time to time and the Trustee.  The terms of the Notes include those stated in the Indenture and those expressly made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as amended (the “Trust Indenture Act”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all terms and provisions of the Indenture, and the Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms and provisions.  If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

[3]	Note: With respect to the Original Notes.
[4]	Note: With respect to the Original Notes.

The Notes are senior unsecured obligations of the Company.  This Note is one of the Original Notes referred to in the Indenture.  The Notes include the Original Notes and any Additional Notes.  The Original Notes and any Additional Notes are treated as a single class of securities under the Indenture.  The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Subsidiaries, issue or sell shares of capital stock of the Company and such Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales.  The Indenture also imposes limitations on the ability of the Company and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors party to the Indenture from time to time will, jointly and severally, irrevocably and unconditionally guarantee the Guaranteed Obligations on a senior unsecured basis pursuant to the terms of the Indenture.

5.             Redemption

Optional Redemption

(a)          Except as set forth in the following paragraph, the Notes shall not be redeemable at the option of the Company prior to April 1, 2018.  On April 1, 2018 or thereafter, the Company may redeem Notes, at its option, in whole at any time or in part from time to time, upon notice as described under Section 3.05 of the Indenture, at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but not including, the date of redemption, subject to the rights of Holders of record at the close of business on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date.

(b)          Notice of any redemption of Notes described above may be given prior to such redemption, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the offering or other transaction or event. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

(c)          The Trustee shall select the Notes to be redeemed in the manner described under Section 3.04 of the Indenture.

6.             Sinking Fund

The Notes are not subject to any sinking fund.

7.             Notice of Redemption

At least 30 days but not more than 60 days prior to a redemption date pursuant to the optional redemption provisions of Paragraph 5 of this Note, the Company shall mail or cause to be mailed by first-class mail (or otherwise delivered in accordance with the procedures of DTC) a notice of redemption to each Holder whose Notes are to be redeemed at such Holder’s registered address (except that such notice of redemption may be mailed (or otherwise delivered in accordance with the procedures of DTC) more than 60 days prior to a redemption date if the notice is issued in connection with Section 8.01).  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000.  If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

8.          Repurchase of Notes at the Option of the Holders upon Change of Control and Asset Sales

Upon the occurrence of a Change of Control and in accordance with Section 4.08 of the Indenture, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record of the Notes at the close of business on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Notes upon the occurrence of certain events.

9.             Denominations; Transfer; Exchange

The Notes are in registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000.  A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture.  Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to the mailing of a notice of redemption of Notes to be redeemed.

10.            Persons Deemed Owners

The registered Holder of this Note shall be treated as the owner of it for all purposes.

11.            Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person.  After any such payment, the Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

12.            Discharge and Defeasance

Subject to certain conditions and as set forth in the Indenture, the Company at any time may terminate some of or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or Government Securities for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13.          Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture, or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes (voting as a single class) and (ii) any past default or compliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes.  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes (i) to cure any ambiguity, omission, mistake, defect or inconsistency as certified by the Company; (ii) to provide for uncertificated Notes of such series in addition to or in place of certificated Notes; (iii) to comply with the covenant relating to mergers, consolidations and sales of assets; (iv) to provide for the assumption of the Company’s or any Guarantor’s obligations to the Holders in a transaction that complies with the Indenture; (v) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder; (vi) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor; (vii) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof; (viii) to add a Guarantor under the Indenture or to release a Guarantor in accordance with the terms of the Indenture and to provide for any local law restrictions required by the jurisdiction of organization of such Guarantor; (ix) to make certain changes to the Indenture to provide for the issuance of Additional Notes; or (x) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance of the Notes and administration of the Indenture, provided, however, (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

14.          Defaults and Remedies

If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee by written notice to the Company or the Holders of at least 25% in principal amount of outstanding Notes by written notice to the Company and the Trustee, may declare the principal of, premium, if any, interest and any other monetary obligations on all the Notes to be due and payable immediately.  Upon such a declaration, such principal and interest shall be due and payable immediately.  If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.  Under certain circumstances, the Holders of a majority in principal amount of outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense.  Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee written notice that an Event of Default is continuing, (ii) the Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee, in writing, to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a written direction inconsistent with such request within such 60-day period.  Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.  Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses that may be caused by taking or not taking such action.

The Company is required to deliver to the Trustee, annually, a certificate indicating whether the signer thereof knows of any Default that occurred during the previous year.

15.           Trustee Dealings with the Company

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.           No Recourse Against Others

No past, present or future director, officer, employee, manager, incorporator, member, partner or stockholder of the Company or any Guarantor or any of their Subsidiaries shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

17.           Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.           Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.           Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.           CUSIP Numbers; ISINs

The Company has caused CUSIP numbers and ISINs to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax identification No.)

and irrevocably appoint___________ as agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:	Signature of Signature Guarantee:

Date:

Signature must be guaranteed by a participant in
a recognized signature guaranty medallion program
or other signature guarantor program reasonably
 acceptable to the Trustee

HomeFed Corporation
1903 Wright Pl #220
Carlsbad, CA 92008-6584
Attention: President
 Facsimile: (760) 918-8210

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402
Attn: HomeFed Corporation Administrator
Facsimile: (612) 217-5651

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
 REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $_______ principal amount of Notes held in (check applicable space) _____book entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐            has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐            has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.
In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or subsidiary thereof; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(5)	☐	such Transfer is being effected to an “accredited investor” (as defined in Rule 501(a) under the Securities Act of 1933 )and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit B to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the AI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

(6)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (6) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:
Signature Guarantee:	Signature of Signature Guarantee:

Date:

Signature must be guaranteed by a participant in
a recognized signature guaranty medallion program
or other signature guarantor program reasonably
 acceptable to the Trustee

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $__________.  The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.06 (Asset Sale Offer) or Section 4.08 (Change of Control Offer) of the Indenture, check the box:

Asset Sale ☐	Change of Control ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.06 (Asset Sale Offer) or Section 4.08 (Change of Control Offer) of the Indenture, state the amount ($2,000 or any integral multiple of $1,000 in excess thereof):

$

Date:	Your Signature:
Signature Guarantee:	(Sign exactly as your name appears on the
other side of this Note)

Signature Guarantee:

Signature Guarantee:
Signature must be guaranteed by a participant in
a recognized signature guaranty medallion program
or other signature guarantor program reasonably
 acceptable to the Trustee

EXHIBIT B

[FORM OF TRANSFEREE LETTER OF REPRESENTATION]

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402
Attn: HomeFed Corporation Administrator
Facsimile: (612) 217-5651

This certificate is delivered to request a transfer of $_________ principal amount of the 6.50% Senior Notes due 2019 (the “Notes”) of HomeFed Corporation, a Delaware corporation (the “Company”).
Upon transfer, the Notes would be registered in the amount and name of the new beneficial owner as follows:

Name:	$	Aggregate principal amount of
Address:		(a) a beneficial interest in a Global Note or
Taxpayer ID Number:	(b) A Definitive note

The undersigned represents and warrants to you that:

(1)          We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

(2)          We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

(3)          We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions (solely in the circumstances provided in clause (C) of paragraph 2 of this certificate) and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

(4)          We are an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

B-1

(5)          We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated:

TRANSFEREE:

By:

B-2

EXHIBIT C

[FORM OF SUPPLEMENTAL INDENTURE]5

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [______], among HomeFed Corporation, a Delaware corporation (the “Company”), the new guarantors named in the signature pages hereto (the “Guarantors”)6 and Wilmington Trust, National Association, as trustee (the “Trustee”) under the Indenture dated as of September 28, 2017 among the “Company, the guarantors party thereto and the Trustee (as amended, supplemented or otherwise modified, the “Indenture”).

W I T N E S S E T H :

WHEREAS the Company has heretofore executed and delivered to the Trustee the Indenture, providing initially for the issuance of $75,000,000 in aggregate principal amount of the Company’s 6.50% Senior Notes due 2019 (the “Notes”);

WHEREAS Sections 4.11 and 10.07 of the Indenture provide that under certain circumstances the Company is required to cause the Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantors shall unconditionally guarantee all the Company’s Obligations under the Notes and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture without consent of Holders;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.            Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.            Guarantee.  The Guarantors hereby, jointly and severally with all existing Guarantors (if any), irrevocably and unconditionally guarantee the Company’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article 10 of the Indenture, and agree to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3.            Releases.  A Guarantee as to any Guarantor shall terminate and be of no further force or effect and such Guarantor shall be deemed to be released from all obligations as provided in Section 10.03 of the Indenture.

4.           Notices.  All notices or other communications to the Guarantors shall be given as provided in Section 11.01 of the Indenture.

5.            Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended and supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

[5]	May include any relevant local law restrictions.
[6]	It shall not be required that any existing guarantors be party to a supplemental indenture to add new guarantors.

6.            No Recourse Against Others.  No past, present or future director, officer, employee, manager, incorporator, agent or holder of any Equity Interests in the Company or of the Guarantors, as such, shall have any liability for any obligations of the Company and the Guarantors under the Notes, the Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

7.            Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  EACH OF THE NEW GUARANTOR, THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

8.            Trustee Makes No Representation.  The Trustee shall not be responsible in any manner whatsoever for or in respect of and makes no representation as to the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals or statements contained herein, all of which recitals and statements are made solely by the Guarantors.

9.            Multiple Originals.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Supplemental Indenture.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or email (in PDF format or otherwise) shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or email (in PDF format or otherwise) shall be deemed to be their original signatures for all purposes.

10.          Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction thereof.

11.          Successors.  All agreements of the Guarantors in this Supplemental Indenture shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]

By:
Name:
Title:

HOMEFED CORPORATION

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title: